Exhibit 2.1

EXECUTION VERSION

BUSINESS COMBINATION AGREEMENT

by and among

ITHAX ACQUISITION CORP.,

ITHAX MERGER SUB I, LLC,

ITHAX MERGER SUB II, LLC

and

Mondee Holdings II, Inc.

Dated as of December 20, 2021

TABLE OF CONTENTS

EXHIBIT A	Form of Amended and Restated Certificate of Incorporation of Ithax
EXHIBIT B	Form of Amended and Restated Bylaws of Ithax
EXHIBIT C	Form of Subscription Agreement
EXHIBIT D	Form of Second Surviving Company Amended and Restated Limited Liability Company Agreement
EXHIBIT E	Directors and Officers of Ithax
EXHIBIT F-1	IRS Notice
EXHIBIT F-2	FIRPTA Notification Letter
EXHIBIT G	Form of Registration Rights Agreement

SCHEDULE 4.12	Brokers

This BUSINESS COMBINATION AGREEMENT, dated as of December 20, 2021 (this “Agreement”), by and among ITHAX Acquisition Corp., an exempted company incorporated in the Cayman Islands with limited liability (“Ithax”), Ithax Merger Sub I, LLC, a Delaware limited liability company (“Merger Sub I”), Ithax Merger Sub II, LLC, a Delaware limited liability company (“Merger Sub II”), and Mondee Holdings II, Inc., a Delaware corporation (the “Company”) (Ithax, Merger Sub I, Merger Sub II and the Company, collectively the “Parties” and each a “Party”). Capitalized terms used but not otherwise defined herein have the meaning set forth in Section 9.03.

WHEREAS, (a) Ithax is a blank check company incorporated as a Cayman Islands exempted company and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses; and (b) Merger Sub I and Merger Sub II are, as of the date of this Agreement, wholly-owned direct Subsidiaries of Ithax that were formed for purposes of consummating the transactions contemplated by this Agreement and the Ancillary Agreements;

WHEREAS, pursuant to the Ithax Cayman Governing Documents, Ithax is required to provide an opportunity for its shareholders to have their outstanding Ithax Class A Ordinary Shares redeemed on the terms and subject to the conditions set forth therein in connection with obtaining shareholder approval of the Ithax Proposals;

WHEREAS, immediately prior to the consummation of the Private Placements, on the Closing Date, upon the terms and subject to the conditions of this Agreement, (a) Ithax will de-register by way of continuation out of the Cayman Islands from the Register of Companies in the Cayman Islands pursuant to Part XII of the Cayman Islands Companies Act (Revised) (the “Cayman Islands Companies Act”) and become domesticated as a corporation in the State of Delaware by complying with Section 388 of the Delaware General Corporation Law (the “DGCL”) (such deregistration and domestication, including all matters necessary in order to effect such domestication, the “Domestication”) and (b) in connection with and as part of such Domestication, subject to receipt of approval by the shareholders of Ithax, the Final Ithax Certificate of Incorporation (as defined herein) in substantially the form attached hereto as Exhibit A and the bylaws in substantially the form attached hereto as Exhibit B shall be adopted, in each case, by the board of directors of Ithax (the “Ithax Board”) as constituted immediately following the Domestication;

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL) and the Delaware Limited Liability Company Act (the “DLLCA”), the Parties shall enter into a business combination transaction by which at the Closing, (a) Merger Sub I will merge with and into the Company (the “First Merger”), with the Company surviving the First Merger as a wholly owned Subsidiary of Ithax and (b) immediately following the First Merger, the Company will merge with and into Merger Sub II, with Merger Sub II surviving the Second Merger as a wholly owned Subsidiary of Ithax (the “Second Merger” and the First Merger and Second Merger collectively, the “Mergers”);

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (a) determined that it is in the best interests of the Company and its sole stockholder and declared it advisable, to enter into this Agreement providing for the Mergers in accordance with applicable Law, (b) approved this Agreement, the Ancillary Agreements to which the Company is or will be a party and the Transactions, and (c) recommended, among other things, the approval and adoption of this Agreement and the Transactions by the sole stockholder of the Company;

WHEREAS, the Ithax Board has unanimously (a) determined that it is in the best interests of Ithax and its shareholders (including its public shareholders), and declared it advisable, to enter into this this Agreement providing for the Domestication and the Mergers in accordance with applicable Law, (b) determined that the Mergers are advisable, fair to and in the best interests of, Ithax, (c) approved this Agreement, the Ancillary Agreements to which Ithax is or will be a party and the Transactions, and (d) recommended, among other things, the approval and adoption of this Agreement and the Transactions by the shareholders of Ithax;

WHEREAS, Ithax, in its capacity as the sole member of Merger Sub I and Merger Sub II, has adopted and approved this Agreement, the Ancillary Agreements to which Merger Sub I and Merger Sub II is or will be a party, as applicable, and the Transactions;

WHEREAS, the parties intend that for U.S. federal income tax purposes (and state and local Tax purposes, where applicable), (a) the Domestication will qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the “Code”), to which Ithax is party under Section 368(b) of the Code, and (b) the Mergers, taken together, will constitute a “reorganization” within the meaning of Section 368(a) of the Code, and (c) in each case, this Agreement constitutes a “plan of reorganization within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a);

WHEREAS, concurrently with the execution and delivery of this Agreement, ITHAX Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”) is entering into an agreement with Ithax and the Company (the “Sponsor Support Agreement”) pursuant to which the Sponsor has agreed, among other things, to vote all of its Ithax Ordinary Shares in favor of this Agreement and the Transactions, on the terms and subject to the conditions set forth in the Sponsor Support Agreement;

WHEREAS, Ithax, the Company and Mondee Holdings, LLC, a Delaware limited liability company (“Mondee LLC”), concurrently with the execution and delivery of this Agreement, are entering into the Stockholder Support Agreement, dated as of the date hereof (the “Stockholder Support Agreement”), providing that, among other things, Mondee LLC will vote their shares of Company Common Stock in favor of this Agreement, the First Merger and the other Transactions;

WHEREAS, concurrently with the execution and delivery of this Agreement, Ithax has entered into subscription agreements (the “Subscription Agreements”) with certain investors (collectively, the “Investors”) in substantially the form attached hereto as Exhibit C, pursuant to which, among other things, such Investors, upon the terms and subject to the conditions set forth therein, have agreed to subscribe for and purchase, and Ithax has agreed to issue and sell to the Investors, an aggregate number of shares of Ithax Common Stock set forth in the Subscription Agreements at a purchase price of $10.00 in a private placement or placements (the “Private Placements”) to be consummated immediately prior to the First Effective Time; and

WHEREAS, concurrently with the execution and delivery of this Agreement, certain members of management of the Company and certain other Persons have entered into an earn-out agreement (the “Earn-Out Agreement”) with Ithax, pursuant to which, up to 9,000,000 shares of Ithax Common Stock shall be issued to such members of management and other Persons, subject to the terms and conditions set forth in the Earn-Out Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

Article I

THE MERGERs

Section 1.01               The Mergers.

(a)            Upon the terms and subject to the conditions set forth in Article VII, and in accordance with the DGCL and DLLCA, at the First Effective Time, Merger Sub I shall be merged with and into the Company. As a result of the First Merger, the separate corporate existence of Merger Sub I shall cease and the Company shall continue as the surviving company of the First Merger (the “First Surviving Company”).

(b)            On the Closing Date, immediately following the First Effective Time, upon the terms and subject to the conditions set forth in Article VII, and in accordance with the DGCL and DLLCA, at the Second Effective Time, the First Surviving Company shall be merged with and into Merger Sub II. As a result of the Second Merger, the separate corporate existence of the First Surviving Company shall cease and Merger Sub II shall continue as the surviving company of the Second Merger (the “Second Surviving Company”).

Section 1.02               Closing.

The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place electronically by exchange of the closing deliverables on the third Business Day following the satisfaction or waiver (to the extent such waiver is permitted by applicable Law) of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), unless another date, time or place is agreed to in writing by Ithax and the Company (the actual date of the Closing, the “Closing Date”).

Section 1.03               First Effective Time; Second Effective Time.

(a)            Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the Parties hereto shall cause the First Merger to be consummated by filing a certificate of merger executed in accordance with the relevant provisions of the DGCL and DLLCA, and in such form as is reasonably satisfactory to the Company and Ithax (the “First Certificate of Merger”), and shall make all other filings, recordings or publications required under the DGCL and DLLCA in connection with the First Merger. The First Merger shall become effective at the time that the First Certificate of Merger is filed with the Secretary of State of the State of Delaware or, to the extent permitted by applicable Law, at such later time as is agreed to by the Parties prior to the filing of such First Certificate of Merger and specified in the First Certificate of Merger (the time at which the First Merger becomes effective is herein referred to as the “First Effective Time”).

(b)            Subject to the provisions of this Agreement, immediately following the First Effective Time, the Parties hereto shall cause the Second Merger to be consummated by filing a certificate of merger executed in accordance with the relevant provisions of the DGCL and DLLCA, and in such form as is reasonably satisfactory to the Company and Ithax (the “Second Certificate of Merger”), and shall make all other filings, recordings or publications required under the DGCL and DLLCA in connection with the Second Merger. The Second Merger shall become effective at the time that the Second Certificate of Merger is filed with the Secretary of State of the State of Delaware or, to the extent permitted by applicable Law, at such later time as is agreed to by the Parties prior to the filing of such Second Certificate of Merger and specified in the Second Certificate of Merger (the time at which the Second Merger becomes effective is herein referred to as the “Second Effective Time”).

Section 1.04               Effect of the Mergers.

(a)            At the First Effective Time, the effect of the First Merger shall be as provided in the applicable provisions of the DGCL and DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the First Effective Time, all the property, rights, privileges, immunities, powers, franchises licenses and authority of the Company and Merger Sub I shall vest in the First Surviving Company, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub I shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the First Surviving Company.

(b)            At the Second Effective Time, the effect of the Second Merger shall be as provided in the applicable provisions of the DGCL and DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Second Effective Time, all the property, rights, privileges, immunities, powers, franchises licenses and authority of the First Surviving Company and Merger Sub II shall vest in the Second Surviving Company, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the First Surviving Company and Merger Sub II shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Second Surviving Company.

Section 1.05               Organizational Documents.

(a)            Concurrently with the Domestication, subject to receipt of approval by the shareholders of Ithax, Ithax shall adopt a Delaware certificate of incorporation in a form to be determined by Ithax (the “Interim Ithax Certificate of Incorporation”).

(b)            At the Closing, subject to receipt of approval by the shareholders of Ithax, Ithax shall amend and restate, effective as of the First Effective Time, the Interim Ithax Certificate of Incorporation to be as set forth on Exhibit A (the “Final Ithax Certificate of Incorporation”).

(c)            At the First Effective Time, (i) the certificate of incorporation of the Company, as in effect immediately prior to the First Effective Time, shall be the certificate of incorporation of the First Surviving Company and (ii) the by-laws of the Company, as in effect immediately prior to the First Effective Time, shall be the by-laws of the First Surviving Company.

(d)            At the Second Effective Time, the certificate of formation of Merger Sub II as in effect immediately prior to the Second Effective Time shall be the certificate of formation of the Second Surviving Company, except that the name of the Second Surviving Company shall be changed to Mondee Holdings II, LLC, and limited liability company agreement of Merger Sub II shall be as set forth on Exhibit D (collectively, the “Surviving Company Governing Documents”), until thereafter amended or supplemented in accordance therewith and applicable Law.

Section 1.06              Directors and Officers.

(a)            At the First Effective Time, (i) each director of the Company in office immediately prior to the First Effective Time shall cease to be a director immediately following the First Effective Time, and (ii) the directors and officers of the First Surviving Company shall be mutually agreed upon by Ithax and the Company, effective as of immediately following the First Effective Time, and, as of such time, shall be the only directors of the First Surviving Company, each to hold office in accordance with the certificate of incorporation and by-laws of the First Surviving Company.

(b)            Immediately following the Second Effective Time, the (i) directors of the First Surviving Company shall cease to be directors and the Second Surviving Company shall be member managed and (ii) executive officers of the First Surviving Company shall become the executive officers of the Second Surviving Company, in each case, each to hold office in accordance with the terms of the Surviving Company Governing Documents.

(c)            The Parties shall cause the Ithax Board and the officers of Ithax as of immediately following the First Effective Time to be comprised of the individuals to be determined in accordance with Exhibit E.

Section 1.07              Trust Disbursement.

At the First Effective Time, and upon the terms and subject to the conditions of this Agreement and in accordance with the Ithax Certificate of Incorporation and the Investment Management Trust Account Agreement, dated as of January 27, 2021, between Ithax and the Trustee (the “Trust Agreement”), Ithax shall cause the Trustee to distribute the proceeds of the Trust Fund to the Company, or solely with respect to properly redeemed shares in accordance with the Trust Agreement, to shareholders of Ithax immediately prior to the Closing.

Article II

CONVERSION OF SECURITIES

Section 2.01               Conversion of Securities for First Merger.

At the First Effective Time, by virtue of the First Merger and without any action on the part of Ithax, Merger Sub I, the Company or the holders of any of the following securities:

(a)            all Company Conversion Shares shall be canceled and shall be converted automatically into the right to receive an aggregate of sixty million eight hundred thousand (60,800,000) shares of Ithax Common Stock (the “Merger Consideration”);

(b)            all shares of Company Common Stock held in the treasury of the Company and all shares of Company Common Stock owned by any direct or indirect wholly owned Subsidiary of the Company immediately prior to the First Effective Time shall be canceled without any conversion thereof, and no payment or distribution shall be made with respect thereto; and

(c)            each Merger Sub I Unit issued and outstanding immediately prior to the First Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the First Surviving Company (“First Surviving Company Common Stock”).

Section 2.02               Conversion of Securities for Second Merger.

At the Second Effective Time, by virtue of the Second Merger and without any action on the part of Ithax, Merger Sub II, the First Surviving Company or the holders of any of the following securities:

(a)            each share of First Surviving Company Common Stock issued and outstanding immediately prior to the Second Effective Time shall automatically be cancelled and shall cease to exist as of the Second Effective Time; and

(b)            each Merger Sub II Unit issued and outstanding as of immediately prior to the Second Effective Time shall automatically be converted into and exchanged for one validly issued, fully paid and nonassessable interest of the Second Surviving Company.

Section 2.03               Stock Transfer Books.

At the First Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company.

Section 2.04               Withholding Rights.

Notwithstanding anything to the contrary herein, Ithax and the Company, as applicable, shall be entitled to deduct and withhold (or cause to be deducted or withheld) from any consideration or other amounts payable hereunder, such Taxes as it is required to deduct or withhold under applicable Tax Law. To the extent that such amounts are so deducted or withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

Article III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except in each case as set forth in the Company’s disclosure schedule delivered by the Company in connection with this Agreement (the “Company Disclosure Schedule”), and subject to the terms, conditions and limitations set forth in this Agreement, the Company hereby represents and warrants to Ithax, Merger Sub I and Merger Sub II as follows:

Section 3.01               Organization and Qualification; Subsidiaries.

(a)            Each of the Company and each Subsidiary of the Company (each a “Company Subsidiary”) is a corporation or other organization duly incorporated or organized, validly existing and in good standing (in each case, with respect to the jurisdictions that recognize the concept of good standing) under the Laws of its respective jurisdiction of incorporation or organization. Each of the Company and each Company Subsidiary has the requisite corporate or other organizational power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where failure to have such power or authority would not reasonably be expected to have a Company Material Adverse Effect. Each of the Company and each Company Subsidiary is duly qualified or licensed as a foreign corporation or other organization to do business, and is in good standing, under the laws of each jurisdiction where the location of the properties owned, leased or operated by it or the conduct of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not reasonably be expected to have a Company Material Adverse Effect.

(b)            A true and complete list of all the Company Subsidiaries, together with the jurisdiction of incorporation or organization of each Company Subsidiary and the percentage of the outstanding capital stock or other equity interest of each Company Subsidiary owned by the Company and each other Company Subsidiary, is set forth in Section 3.01(b) of the Company Disclosure Schedule. Except as disclosed in Section 3.01(b) of the Company Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or business association or other entity.

Section 3.02               Certificate of Incorporation and By-laws.

The Company has heretofore furnished to Ithax a complete and correct copy of the certificate of incorporation and the by-laws or equivalent organizational documents, each as amended to date, of the Company and each Company Subsidiary. Such certificates of incorporation, by-laws or equivalent organizational documents are in full force and effect. Neither the Company nor any Company Subsidiary is in violation of any of the provisions of its certificate of incorporation, by-laws or equivalent organizational documents in any material respect.

Section 3.03               Capitalization.

(a)            The authorized capital stock of the Company consists of 1,000 shares of Company Common Stock. As of the date of this Agreement and as of the Closing, (i) one (1) share of Company Common Stock is issued and outstanding, (ii) no shares of Company Common Stock are held in the treasury of the Company and (iii) no shares of Company Common Stock are held by the Company Subsidiaries. All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and are owned free and clear of all Liens (other than as created by the Company’s governing documents, the holders of such Company Common Stock or applicable securities laws). Except as set forth on Section 3.03(a) of the Company Disclosure Schedule, there are no options, warrants, preemptive rights, calls, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary is a party to, or otherwise bound by, and neither the Company nor any Company Subsidiary has granted, any equity appreciation rights, participations, phantom equity or similar rights. Except as set forth on Section 3.03(a) of the Company Disclosure Schedule, there are no voting trusts, voting agreements, proxies, shareholder agreements or other agreements that may affect the voting or transfer of Company Common Stock or any of the equity interests or other securities of the Company or any of the Company Subsidiaries. The Company does not own any equity interests in any other person, other than the Company Subsidiaries. Mondee LLC is the record and beneficial owner of all of the issued and outstanding Company Common Stock. Except for Mondee LLC, no other Person owns any equity interest in the Company. There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of any Company Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other person. All outstanding shares of Company Common Stock have been issued and granted in compliance with (i) all applicable securities laws and other applicable Laws and (ii) all requirements set forth in applicable contracts.

(b)            Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable (to the extent applicable), and each such share is owned by the Company or another Company Subsidiary free and clear of all Liens, except for transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended (the “Securities Act”).

Section 3.04               Authority Relative to this Agreement.

The Company has all requisite corporate power and authority to execute and deliver this Agreement and subject to obtaining the Company Stockholder Approval, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the First Merger, obtaining the Company Stockholder Approval, and the filing and recordation of appropriate merger documents as required by the DGCL and the DLLCA). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Ithax, Merger Sub I and Merger Sub II, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and by general equitable principles. The Company Board has approved this Agreement and the Transactions.

Section 3.05               No Conflict; Required Filings and Consents.

(a)            The execution and delivery of this Agreement by the Company does not, and subject to receipt of the filing and recordation of appropriate merger documents as required by the DGCL and the DLLCA and of the consents, approvals, authorizations or permits, filings and notifications contemplated by Section 3.05(b), the performance of this Agreement by the Company will not, (i) conflict with or violate the certificate of incorporation or by-laws or any equivalent organizational documents of the Company or any Company Subsidiary, (ii) conflict with or violate any United States or non-United States statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order (“Law”) applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, result in any material payment or penalty under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any Company Subsidiary pursuant to, any Material Contract or Company Permit, except, with respect to the foregoing clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not have a Company Material Adverse Effect.

(b)            The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state, county or local or non-United States government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body (a “Governmental Authority”), except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) Securities Act, state securities or “blue sky” laws (“Blue Sky Laws”) and state takeover laws, the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and filing and recordation of appropriate merger documents as required by the DGCL and the DLLCA, (ii) as set forth in Section 3.05(b) of the Company Disclosure Schedule and (iii) any consents, approvals, authorizations, permits, filings or notifications, the absence of which would not have a Company Material Adverse Effect.

Section 3.06               Permits; Compliance.

Each of the Company and the Company Subsidiaries is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for each of the Company or the Company Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the “Company Permits”), except where the failure to possess such Company Permits would not be material to the Company and the Company Subsidiaries, taken as a whole. Except as would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, no suspension, expiration or cancellation of any of the Company Permits is pending or, to the Company’s knowledge, threatened. Except as would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, neither the Company nor any Company Subsidiary is in conflict with, or in default, breach or violation of, (a) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected or (b)  Company Permit.

Section 3.07               Financial Statements.

(a)            The Company has delivered to Ithax the audited consolidated balance sheet of Mondee, Inc., a Delaware corporation (“Mondee, Inc.”) and the consolidated Company Subsidiaries as of December 31, 2019 and December 31, 2020, and the related audited consolidated statements of income and cash flows of Mondee, Inc. and the consolidated Company Subsidiaries for each of the years then ended (collectively, the “Audited Financial Statements”), which contain an unqualified report of the Company’s auditors, and which are attached as Section 3.07(a) of the Company Disclosure Schedule. Each of the Audited Financial Statements (including the notes thereto) was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presents, in all material respects, the financial position, results of operations and cash flows of Mondee, Inc. and the consolidated Company Subsidiaries as at the date thereof and for the period indicated therein, except as otherwise noted therein.

(b)            The Company has delivered to Ithax a true and complete copy of the consolidated unaudited balance sheet of Mondee, Inc. and the consolidated Company Subsidiaries as of June 30, 2021 (the “2021 Balance Sheet”), and the related unaudited consolidated statements of operations and cash flows of Mondee, Inc. and the consolidated Company Subsidiaries for the six-month period then ended, which are attached as Section 3.07(b) of the Company Disclosure Schedule. Such unaudited financial statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presents, in all material respects, the financial position, results of operations and cash flows of Mondee, Inc. and the consolidated Company Subsidiaries as at the date thereof and for the period indicated therein, except as otherwise noted therein and subject to normal and recurring year-end adjustments, none of which would be material to the business, operations, assets, liabilities, financial condition, operating results or cash flow of the Company and the Company Subsidiaries, taken as a whole, and the absence of notes, none of which, if presented, would materially differ from those in the latest Audited Financial Statements.

(c)            Except as and to the extent set forth on the Audited Financial Statements or the 2021 Balance Sheet, neither the Company nor any Company Subsidiary has any liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except for (i) liabilities and obligations which are not, individually or in the aggregate, material to the Company and the Company Subsidiaries taken as a whole, (ii) liabilities and obligations incurred in the ordinary course of business since the date of the 2021 Balance Sheet (none of which is a liability for breach of contract, breach of warranty, tort, infringement or violation of Law), and (iii) liabilities and obligations incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Agreement, the performance of their respective covenants or agreements in this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

(d)            The Company has no off-balance sheet arrangements.

(e)            Since December 31, 2019, neither the Company nor any Company Subsidiary has received any written or, to the Company’s knowledge, oral complaint, allegation, assertion or claim that there is (A) “significant deficiency” in the internal controls over financial reporting of the Company and the Company Subsidiaries, (B) a “material weakness” in the internal controls over financial reporting of the Company and the Company Subsidiaries or (C) fraud, whether or not material, that involves management or other employees of the the Company and the Company Subsidiaries who have a significant role in the internal controls over financial reporting of the Company and the Company Subsidiaries.

(f)            To the knowledge of the Company, within the past three (3) years, no employee of the Company or any Company Subsidiary has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation of possible violation of any applicable Law by the Company or any Company Subsidiary. To the knowledge of the Company, within the past three (3) years, neither the Company nor any Company Subsidiary nor any officer, employee, contractor, subcontractor or agent of the Company (in each case, in their capacities as such) or any such Company Subsidiary has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Company or any Company Subsidiary in the term and conditions of employment because of any act of such employee described in 18 U.S.C. § 1514A(a).

(g)            The PCAOB Audited Financials, when delivered by the Company, shall (i) be true and complete (ii) be prepared in accordance with GAAP, applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (iii) fairly present, in all material respects, the financial position, results of operations and cash flows of Mondee, Inc. and the Company Subsidiaries as of the date thereof and for the period indicated therein, except as otherwise noted therein.

Section 3.08               Absence of Certain Changes or Events.

Except as set forth in Section 3.08 of the Company Disclosure Schedule, or as expressly contemplated by this Agreement, since the date of the 2021 Balance Sheet and through the date of this Agreement (a) the Company and the Company Subsidiaries have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice (except as otherwise in connection with the preparation of the Transactions), and (b) there has not been any Company Material Adverse Effect.

Section 3.09               Absence of Litigation.

Except as set forth in Section 3.09 of the Company Disclosure Schedule, there is no litigation, suit, claim, action, proceeding or investigation (an “Action”) pending or, to the Company’s knowledge, threatened against the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary, before any Governmental Authority, that, if adversely decided or resolved, has been or would reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole. Neither the Company nor any Company Subsidiary nor any material property or asset of the Company or any Company Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority, that would reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole.

Section 3.10               Employee Benefit Plans.

(a)            Section 3.10(a) of the Company Disclosure Schedule lists all Plans. “Plans” means (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), and (ii) all other material bonus, stock option, stock appreciation right, restricted stock, restricted stock unit, phantom or other equity or equity-based compensation, incentive, commissions, deferred compensation, salary continuation, retiree medical or life insurance, supplemental retirement, disability, medical benefit, death benefits, hospitalization benefits, vision case benefits, cafeteria benefits, child/dependent care benefits, pension, change in control, retirement, vacation, or other employee benefit plans, programs or arrangements, and all employment, individual consulting, termination, severance, retention or other contracts or agreements, in each case, with respect to which the Company or any Company Subsidiary has any liability or obligation or which are maintained, contributed to or sponsored by the Company or any Company Subsidiary for the benefit of any current or former employee, officer, director and/or consultant of the Company or any Company Subsidiary (or the dependents or beneficiaries of any such persons). Each of the Plans is subject only to the Laws of the United States or a political subdivision thereof.

(b)            With respect to each Plan, the Company has furnished to Ithax (i) a true and complete copy of each Plan and each amendment, trust, group insurance contract or other funding arrangement, (ii) copies of the most recent summary plan descriptions and any summaries of material modifications, (iii) copies of the three (3) most recently filed Internal Revenue Service (“IRS”) Form 5500 annual reports and accompanying schedules, (iv) copies of the most recently received IRS determination, information or notification letter for each such Plan, (v) copies of the non-discrimination testing results, if applicable, for the three (3) most recently completed Plan year and (vi) copies of all non-routine material correspondence from any Governmental Authority with respect to any Plan. Neither the Company nor any Company Subsidiary has any express or implied commitment, whether legally enforceable or not, (i) to create, incur material liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual, or (iii) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

(c)            None of the Plans is or was within the past three (3) years, nor does the Company, any Company Subsidiary nor any ERISA Affiliate have any liability or obligation under, (i) a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA), (ii) a plan subject to Section 412 of the Code and/or Title IV of ERISA, (iii) a multiple employer plan subject to Section 413(c) of the Code, or (iv) a multiple employer welfare arrangement within the meaning of Section 3(40) of ERISA.

(d)            Except as set forth in Section 3.10(d) of the Company Disclosure Schedule, neither the execution of this Agreement nor the consummation of the Mergers contemplated hereby could, either alone or in combination with another event, (i) result in the payment of separation, severance, termination or similar-type benefits to any current or former employee, officer, director or other individual service provider of the Company or any Company Subsidiary, (ii) accelerate the vesting or timing of payment of any compensation or benefits due to any current or former employee, officer, director or other individual service provider of the Company or any Company Subsidiary under any Plan, or (iii) result in any payment or benefit as a result of the execution of this Agreement or the consummation of the Transactions, that, alone or together with any other payments, could reasonably be classified as “parachute payments” within the meaning of such term under Section 280G of the Code or that would be subject to an excise tax under Section 4999 of the Code.

(e)            None of the Plans provide for or promise, nor does the Company nor any Company Subsidiary have any other obligation to provide, post-termination or retiree medical or welfare, benefits to any current or former employee, officer, director or consultant of the Company or any Company Subsidiary except as required under Section 4980B of the Code and Parts 6 and 7 of Title I of ERISA and the regulations thereunder or comparable state Law.

(f)            To the knowledge of the Company, each Plan has been established, operated and maintained in all material respects in accordance with its terms and the requirements of all applicable Laws including ERISA and the Code. The Company and the Company Subsidiaries have performed in all material respects, all obligations required to be performed by them under, are not in any respect in material default under or in violation of, and have no knowledge of any default or violation by any party to, any Plan. No Action is pending or, to the knowledge of the Company, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and no fact or event exists that could reasonably be expected to give rise to any such Action.

(g)            Each Plan that is intended to be qualified under Section 401(a) of the Code has timely received a favorable opinion, advisory and/or determination letter from the IRS, as applicable, that the Plan is so qualified and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter or is entitled to rely on an opinion letter from the IRS that it is so exempt, and no fact or event has occurred that would adversely affect the qualified status of any such Plan or the exempt status of any such trust.

(h)            There has not been any non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan. No fact or event exists which could reasonably be expected to result in a material Tax or penalty on the Company or any Company Subsidiary. There have been no acts or omissions by the Company or any Company Subsidiary that have given or could give rise to any material fines, penalties, Taxes or related charges under Sections 502 or 4071 of ERISA or Section 511 or Chapter 43 of the Code for which the Company or any ERISA Affiliate may be liable.

(i)            With respect to each Plan, to the knowledge of the Company, all contributions, premiums or payments required to be made with respect to any Plan have been made on or before their due dates.

(j)            The Company, each Company Subsidiary and each Plan that is a “group health plan” as defined in Section 733(a)(1) of ERISA is in compliance, in all material respects, with the Patient Protection and Affordable Care Act and all regulations thereunder (together, the “ACA”), and no event has occurred, and no condition or circumstance exists, that could reasonably be expected to subject the Company, any Company Subsidiary or any Plan to material penalties or excise Taxes under Code Section 4980D or 4980H or any other provision of the ACA with respect to any period prior to the Closing.

(k)            Each Plan that provides deferred compensation subject to Section 409A of the Code satisfies, in all material respects, in form and operation the requirements of Section 409A of the Code and the guidance thereunder, and no additional Tax under Section 409A(a)(1)(B) of the Code has been or could reasonably be expected to be incurred by a participant in any such Plan.

(l)            Neither the Company nor any Company Subsidiary has any obligation to gross-up, make whole or otherwise indemnify any current or former employee or other service provider of the Company or any Company Subsidiary with respect to Taxes, interests or penalties imposed under Sections 409A or 4999 of the Code.

Section 3.11               Labor and Employment Matters.

(a)            Company has made available to Ithax a true, complete, and accurate list of each current employee or individual independent contractor (including those who are engaged through a disregarded entity) of the Company and each Company Subsidiary as of July 31, 2021, along with, with respect to employees, his or her (i) date(s) of hire or engagement, (ii) job position, and (iii) current rate of compensation (including any bonuses, commissions and any other short-term cash incentive compensation).

(b)            Except as set forth in Section 3.11(b) of the Company Disclosure Schedule, (i) neither the Company nor any Company Subsidiary is, or has been since December 31, 2019, a party to any collective bargaining agreement or other similar labor union contract applicable to employees of the Company or any Company Subsidiary, nor, to the knowledge of the Company, are there any activities currently underway by any labor union to organize any such employees; (ii) there are no material unfair labor practice complaints pending against, or any pending representation petitions regarding employees of, the Company or any Company Subsidiary before the National Labor Relations Board; and (iii) there is no strike, slowdown, work stoppage or lockout underway, or, to the knowledge of the Company, threat thereof, by any employees of the Company or any Company Subsidiary against the Company or any Company Subsidiary.

(c)            The Company and the Company Subsidiaries are in compliance, and have been in compliance during the past four (4) years, in all material respects with all applicable Laws relating to the employment of labor, including those related to wages, hours, compensation, meal and rest breaks, wage statements, termination of employment, immigration, classification of employees as exempt or non-exempt from overtime and hourly pay laws, classification of workers as independent contractors, equal employment opportunity and fair employment practices, disability rights or benefits, workers’ compensation, harassment, discrimination, retaliation, employee safety and health, and collective bargaining. Neither the Company nor any Company Subsidiary is currently a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices of the Company or any Company Subsidiary with respect to which there are material outstanding obligations. Except as set forth in Section 3.11(c) of the Company Disclosure Schedule, there is no material claim with respect to payment of wages, salary or overtime pay that is now pending or, to the knowledge of the Company, threatened before any Governmental Authority with respect to any persons currently or formerly employed by the Company or any Company Subsidiary or engaged as individual independent contractors (including through a disregarded entity) by the Company or any Company Subsidiary. Except as set forth in Section 3.11(c) of the Company Disclosure Schedule, there is no material charge or proceeding with respect to a violation of any occupational safety or health standards currently pending or, to the knowledge of the Company, threatened with respect to the Company before any Governmental Authority. Except as set forth in Section 3.11(c) of the Company Disclosure Schedule, there is no material charge of age, gender, race, religion or other legally protected category for purposes of discrimination in employment Laws, which is now pending or, to the knowledge of the Company, threatened before the United States Equal Employment Opportunity Commission or any other Governmental Authority by any employee or independent contractor of the Company or any Company Subsidiary against the Company or any Company Subsidiary.

(d)            Since December 31, 2019, the Company and the Company Subsidiaries have not implemented a “mass layoff” or other similar employment action that triggered any of the notice or pay requirements of the WARN Act.

Section 3.12               Real Property; Title to Assets.

(a)            Neither the Company nor any Company Subsidiary owns a fee interest in any real property.

(b)            Section 3.12(b) of the Company Disclosure Schedule is a true, correct and complete list of all Leased Real Property and a list of all Lease Documents. All of the Lease Documents set forth in Section 3.12(b) of the Company Disclosure Schedule are in full force and effect and have not been modified except as set forth in Section 3.12(b) of the Company Disclosure Schedule and there is not, under any of such Lease Documents, any existing material default or event of default (or event which, with notice or lapse of time, or both, would constitute a default) by the Company or any Company Subsidiary or, to the Company’s knowledge, by the other party to such Lease Document, and there is no event, which, with notice or lapse of time, or both, would constitute a breach or default by such other party or person in the chain of title to such Leased Real Property.

(c)            To the Company’s knowledge, there are no contractual or legal restrictions that preclude or restrict the ability in any material respect to use any Leased Real Property for the purposes for which it is currently being used.

(d)            Each of the Company and the Company Subsidiaries has good and valid title to, or, in the case of the Leased Real Property and leased assets, valid leasehold or subleasehold interests in, all of its properties and assets, tangible and intangible, real, personal and mixed, used or held for use in its business, free and clear of all Liens, other than Permitted Liens.

(e)            The Company has made available to the Ithax true, correct and complete copies of the Lease Documents.

(f)            Except as set forth in Section 3.12(f) of the Company Disclosure Schedule, there are no subleases, licenses, concessions or other legally binding agreements (including outstanding options or rights of first refusal) granting to any party the right of use or occupancy of any portion of any of the Leased Real Property.

(g)            Except as set forth in Section 3.12(g) of the Company Disclosure Schedule, the Company and/or the Company Subsidiaries are in exclusive possession of each of the Leased Real Property.

(h)            To the Company’s knowledge, the buildings (and all systems therein) and improvements constituting the Leased Real Property, are, in all material respects, in good condition and repair except for reasonable maintenance and repairs.

(i)            Except as would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, the Company Subsidiaries’ possession and quiet enjoyment of each premises leased pursuant to a Lease Document is not being disturbed and there are no disputes with respect to such Lease Document or premises.

(j)            To the Company’s knowledge, each Leased Real Property is in material compliance with all applicable Laws, including building, zoning, subdivision, health and safety and other land use Laws, the Americans with Disabilities Act of 1990, as amended, and all insurance requirements affecting the Leased Real Property pursuant to a Lease Document. Within the past three (3) years, none of the Company Subsidiaries nor the Company has received any written notice of material violation of any Laws, including building, zoning, subdivision, health and safety and other land use Laws, the Americans with Disabilities Act of 1990, as amended, or any insurance requirements affecting the premises leased pursuant to a Lease Document, that is not cured.

(k)            Neither Company nor any Company Subsidiaries has any material offsets, defenses or claims against any landlord/lessor under any Lease Document.

(l)            To the Company’s knowledge, the Company and the Company Subsidiaries have paid all rent and other sums due and owing under each Lease Document, including any estimated amounts for common area maintenance, insurance and real estate Taxes.

Section 3.13               Intellectual Property; Data Matters.

(a)            Section 3.13(a) of the Company Disclosure Schedule contains a true, correct and complete list of all of the following that are owned by the Company and the Company Subsidiaries: (i) registered Intellectual Property rights, (ii)  applications for registrations of other Intellectual Property rights and (iii) registered Internet domain names.

(b)            Except as would not reasonably be expected to be material to the Company or the Company Subsidiaries, taken as a whole, the Company or one of the Company Subsidiaries solely and exclusively owns and possesses, free and clear of all Liens, all right, title and interest in and to, or has the right to use, all Intellectual Property rights necessary for the operation of the business of the Company and the Company Subsidiaries as currently conducted. To the knowledge of the Company, all Company Owned Intellectual Property Rights are valid and enforceable. The Company and each of its applicable Company Subsidiaries have taken commercially reasonable actions to maintain, protect and enforce the material Company Owned Intellectual Property Rights, including the secrecy, and confidentiality of its trade secrets and other Confidential Information.

(c)            Except as would not be material to the Company or the Company Subsidiaries, taken as a whole (i) there are no claims or demands against the Company or any of the Company Subsidiaries that were either made within the past three (3) years or are presently pending, or to the Company’s knowledge threatened, (A) contesting the validity, use, ownership, inventorship, enforceability, patentability or registrability of any of the Company Owned Intellectual Property Rights, or (B) alleging any infringement or misappropriation of, or other conflict with, any Intellectual Property rights of other persons; (ii) to the Company’s knowledge, neither the Company nor any of the Company Subsidiaries has within the past three (3) years infringed, misappropriated or otherwise conflicted with, and the operation of its business as currently conducted as of the Closing Date does not infringe, misappropriate or otherwise conflict with, any Intellectual Property rights of other persons, and within the past three (3) years neither the Company nor any of the Company Subsidiaries has received any notices regarding any of the foregoing (including any demands or offers to license any Intellectual Property rights from any other person) and (iii) to the Company’s knowledge, no third party has within the past three (3) years infringed, misappropriated or otherwise conflicted with any of the Company Owned Intellectual Property Rights.

(d)            Except as would not reasonably be expected to be material to the Company or the Company Subsidiaries, taken as a whole, neither the Company nor any of the Company Subsidiaries have used any Open Source Software in a manner that would, under the applicable license, require the Company to disclose or distribute to third persons the source code to any material Software (except for the Open Source Software itself) included in the Company Owned Intellectual Property Rights.

(e)            Except as would not reasonably be expected to be material to the Company or the Company Subsidiaries, taken as a whole, the Company or one of the Company Subsidiaries leases, has the right to use or licenses, including with respect to licenses based on users, seats or some other metric) all Business Systems owned by another person and used by the Company or any of the Company Subsidiaries that are necessary for the conduct of their respective businesses as currently conducted.

(f)            Each of the Company and the Company Subsidiaries has implemented and maintains commercially reasonable administrative, technical, and physical measures designed to protect the security and integrity of its material Business Systems and material Business Data. Except as would not reasonably be expected to be material to the Company or the Company Subsidiaries, taken as a whole, in the past three (3) years, neither the Company nor any Company Subsidiary has been subject to any actual data security breaches, unauthorized access to or use of any Business Systems, or unauthorized acquisition or use, destruction, damage, unauthorized disclosure, loss, or corruption of any Personal Information, in each case that required notice to affected individuals under applicable Law. To the knowledge of the Company, there are no Disabling Devices in the Business Systems that would reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole.

(g)            In the last three (3) years, there have not been any widespread outages or material failures, breakdowns, or continued substandard performance affecting any of the Business Systems that have caused any material disruption or interruption in the business of the Company or the Company Subsidiaries that have not been remediated in all material respects.

(h)            The Company and each of the Company Subsidiaries conduct their respective business in compliance in all material respects with (i) all applicable Privacy/Data Security Laws; (ii) any privacy policies or other notices, and any contractual obligations of the Company or the Company Subsidiaries concerning the collection, dissemination, storage or use of Personal Information; and (iii) all contractual commitments of the Company or the Company Subsidiaries with respect to privacy and data security (collectively, the “Data Security Requirements”). The Company and each of the Company Subsidiaries has taken commercially reasonable steps to ensure that all third party service providers, outsourcers, contractors, or other persons who process, store, or otherwise handle Personal Information for or on behalf of the Company or any Company Subsidiary have agreed to materially comply with applicable Privacy/Data Security Laws and taken reasonable steps to protect and secure Personal Information from loss, theft, misuse or unauthorized access, use modification or disclosure. In the past three (3) years, the Company and each of the Company Subsidiaries have not received written notice of any audits, proceedings, or investigations (formal or informal) by any Governmental Authority in relation to the Company’s or the Company Subsidiaries’ collection, dissemination, storage, or use of Personal Information.

Section 3.14              Taxes.

(a)            The Company and the Company Subsidiaries have duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by them, and all such filed Tax Returns are true, correct and complete in all material respects. All material amounts of Taxes required to be paid by the Company and the Company Subsidiaries (whether or not shown on any Tax Return) have been paid.

(b)            Neither the Company nor any Company Subsidiary has agreed in writing to waive any statute of limitations with respect to Taxes or agreed in writing to any extension of time with respect to the assessment or deficiency of any Tax, which waiver or extension remains in effect.

(c)            No outstanding claim, assessment, or deficiency for material Taxes has been asserted in writing against the Company or any of the Company Subsidiaries. No audit, examination, investigation, or other proceeding in respect of Taxes or Tax matters with respect to the Company or any of the Company Subsidiaries has commenced or is ongoing, and neither the Company nor any Company Subsidiary has been notified in writing of the pending commencement of any such proceeding.

(d)            Neither the Company nor any Company has received written claim from a Governmental Authority in a jurisdiction in which the Company or any Company Subsidiary does not file Tax Returns stating that the Company or any Company Subsidiary is or may be subject to Tax in such jurisdiction.

(e)            Neither the Company nor any Company Subsidiary is a party to, is bound by or has an obligation under any Tax sharing, Tax indemnification, Tax allocation or similar agreement with respect to Taxes (including any agreement providing for the sharing or ceding of Tax credits or losses), other than in each case any agreement entered into in the ordinary course of business that is not primarily related to Taxes.

(f)            Neither the Company nor any Company Subsidiary will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting made prior to the Closing; (ii) use of an improper method of accounting for taxable period ending on or prior to the Closing Date; (iii) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign Tax Law) executed prior to the Closing; (iv) installment sale or open transaction disposition made prior to the Closing; (v) prepaid amount received or deferred revenue accrued prior to the Closing outside the ordinary course of business; (vi) election pursuant to Section 965 of the Code; (vii) any intercompany transaction or excess loss account described in Treasury Regulations promulgated under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) occurring or existing prior to the Closing; or (viii) any gain recognition agreement under Section 367 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) entered into prior to Closing.

(g)            The Company and the Company Subsidiaries have withheld or collected and timely paid to the appropriate Governmental Authority all material amounts of Taxes required to have been withheld or collected and paid in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, stockholder or other person, and the Company and the Company Subsidiaries have in all material respects complied with applicable Tax Laws relating to the payment and withholding of Taxes and related information reporting.

(h)            Neither the Company nor any of the Company Subsidiaries has any material liability for the Taxes of any person (other than the Company and the Company Subsidiaries) as a result of having been a member of an affiliated, aggregate, combined, consolidated or unitary Tax group, including pursuant Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Tax Law), or as a transferee or successor.

(i)            Neither the Company nor any of the Company Subsidiaries is a party to any ruling, closing agreement, or similar Tax agreement or arrangement with a Governmental Authority that is binding on the Company for any Tax period (or portion thereof) beginning after the Closing Date, and neither the Company any of the Company Subsidiaries has made any request for a ruling in respect of Taxes that is currently pending with a Governmental Authority.

(j)            Neither the Company nor any of the Company Subsidiaries has distributed the equity interests of another person, or has had its equity interests distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(k)            Neither the Company nor any of the Company Subsidiaries has participated in or is currently participating in any “listed transaction” as defined in Treasury Regulation Section 1.6011-4.

(l)            There are no Tax Liens upon any assets of the Company or any of the Company Subsidiaries except Liens for Taxes not yet due or Taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

(m)            Neither the Company nor any of the Company Subsidiaries is a resident for income Tax purposes or has a permanent establishment (within the meaning of the applicable Tax treaty or convention) in a country other than the country in which it is organized.

(n)            Neither the Company nor any of the Company Subsidiaries has taken or agreed to take any action, or has any knowledge of any fact or circumstance, that would reasonably be expected to prevent or impede the Mergers from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 3.15               Environmental Matters.

Except as described in Section 3.15 of the Company Disclosure Schedule, (a) none of the Company nor any of the Company Subsidiaries has for the past three (3) years materially violated, or is currently in material violation, of any applicable Environmental Law; (b) none of the properties currently owned, leased or operated by the Company or any Company Subsidiary are contaminated with any Hazardous Substance in a manner that would reasonably be expected to result in a material liability of the Company or any Company Subsidiary; (c) none of the Company or any of the Company Subsidiaries has any material liability for any off-site contamination by Hazardous Substances; (d)  each of the Company and each Company Subsidiary has all material permits, licenses and other authorizations required under any applicable Environmental Law (“Environmental Permits”); and (e) each of the Company and each Company Subsidiary has for the past three (3) years been and is currently in material compliance with its Environmental Permits. The Company or the Company Subsidiaries have delivered to Ithax copies of all Phase I reports and other environmental investigations, studies, audits, tests, reviews or other analyses commenced or conducted by or on behalf of the Company or the Company Subsidiaries in relation to the current or prior business of the Company or the Company Subsidiaries or any real property presently or formerly owned, leased, or operated by the Company or the Company Subsidiaries (or its or their predecessors) that are in the possession, custody or reasonable control of the Company or the Company Subsidiaries.

Section 3.16              Material Contracts.

(a)            Section 3.16(a) of the Company Disclosure Schedule lists the following types of contracts and agreements (excluding any Plans disclosed on Section 3.10(a) of the Company Disclosure Schedule) to which the Company or any Company Subsidiary is a party as of the date hereof (such contracts and agreements as are required to be set forth in Section 3.16(a) of the Company Disclosure Schedule being the “Material Contracts”):

(i)            each contract and agreement (individually or together with related contracts or agreements) which is reasonably likely to involve consideration paid or payable to or by the Company or any Company Subsidiary of more than $500,000, in the aggregate, over the the twelve month period following the date hereof;

(ii)           each contract and agreement (individually or together with related contracts or agreements) with the top ten (10) (based on revenue or expenditure) with each customer and supplier;

(iii)          all contracts and agreements evidencing indebtedness for borrowed money;

(iv)          all equity-based partnership, joint venture or similar agreement;

(v)           all contracts that involve the acquisition or disposition, directly or indirectly (by merger or otherwise), of tangible assets (other than in the ordinary course of business) or capital stock or other equity interests of another person;

(vi)          all contracts and agreements with any Governmental Authority to which the Company or any Company Subsidiary is a party;

(vii)         all contracts and agreements that limit, or purport to limit, the ability of the Company or any Company Subsidiary to compete in any line of business or with any person or entity or in any geographic area or during any period of time;

(viii)        all material contracts or arrangements that result in any person or entity holding a power of attorney from the Company or any Company Subsidiary that relates to the Company, any Company Subsidiary or their respective businesses; and

(ix)           all material contracts under which the Company or any of the Company Subsidiaries is a licensee or has received the right to use any Intellectual Property from a third person, other than licenses for commercially available, off-the-shelf Software, data or services or purchase orders entered into in the ordinary course of business that required individual or aggregate payments or consideration of $100,000 or less during any twelve (12) month period.

(b)            Each Material Contract is a legal, valid and binding obligation of the Company or the Company Subsidiaries and, to the knowledge of the Company, the other parties thereto, and neither the Company nor any Company Subsidiary is in material breach or violation of, or default under, any Material Contract nor has any Material Contract been canceled by the other party thereto. To the Company’s knowledge, no other party is in material breach or violation of, or default under, any Material Contract. The Company and the Company Subsidiaries have not received any written claim of material default under any Material Contract which has not been resolved. The Company has furnished or made available to Ithax true and complete copies of all Material Contracts, including any and all amendments thereto.

Section 3.17               Insurance.

(a)            Section 3.17(a) of the Company Disclosure Schedule sets forth, with respect to each insurance policy under which the Company or any Company Subsidiary is an insured, a named insured or otherwise the principal beneficiary of coverage, (i) the names of the insurer, the principal insured and each named insured, (ii) the policy number, (iii) the period, scope and amount of coverage and (iv) the premium charged. All material insurable risks of the Company and the Company Subsidiaries in respect of the businesses of each are covered by such insurance policies and the types and amounts of coverage provided therein are usual and customary in the context of the businesses and operations in which the Company and the Company Subsidiaries are engaged.

(b)            With respect to each such insurance policy: (i) the policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; (ii) neither the Company nor any Company Subsidiary is in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and to the Company’s knowledge, no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination or modification, under the policy; and (iii) to the knowledge of the Company, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation.

(c)            At no time subsequent to December 31, 2019 has the Company or any Company Subsidiary (i) received a written denial of any material insurance or indemnity bond coverage which it has requested, (ii) made any material reduction in the scope or amount of its insurance coverage, or (iii) received written notice from any of its insurance carriers that any insurance premiums will be subject to increase in an amount materially disproportionate to the amount of the increases with respect thereto (or with respect to similar insurance) in the preceding year or that any insurance coverage listed in Section 3.17(a) of the Company Disclosure Schedule will not be available in the future substantially on the same terms as are now in effect.

(d)            The Company and Company Subsidiaries have maintained a cyber insurance policy that is adequate and suitable in all material respects for the nature and volume of Personal Information processed by or on behalf of the Company and Company Subsidiaries and is sufficient for compliance with all applicable Law and contracts to which the Company and Company Subsidiary is a party or by which it is bound. The Company has delivered or made available to Ithax a true, complete, and correct copy of such cyber insurance policy.

Section 3.18               Board Approval; Vote Required.

(a)            The Company Board, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the First Merger are fair to and in the best interests of the Company and its stockholders, (ii) approved this Agreement and the First Merger and declared their advisability, and (iii) recommended that the stockholders of the Company approve and adopt this Agreement and approve the First Merger and directed that this Agreement and Transactions be submitted for consideration by the Company’s stockholders at the Company stockholders’ meeting.

(b)            The only vote of the holders of any class or series of capital stock of the Company necessary to approve this Agreement, the First Merger and the other Transactions is the affirmative vote of Mondee LLC, the Company’s sole stockholder (together, the “Company Stockholder Approval”) in favor of the approval and adoption of this Agreement and the First Merger. The written consent (the “Written Consent”), when executed and delivered, shall be sufficient to obtain the Company Stockholder Approval with no additional approval or vote from any holder of any shares or series of capital stock of the Company.

Section 3.19               Customers and Suppliers.

Section 3.19 of the Company Disclosure Schedule sets forth a true and complete list of the top ten (10) customers of the Company and the Company Subsidiaries (based on the revenue from such customer during the 12-month period ended December 31, 2020) and a true and complete list of the top ten (10) suppliers of the Company and the Company Subsidiaries. Since December 31, 2020, no customer or supplier set forth on Section 3.19 of the Company Disclosure Schedule, (a) has canceled or otherwise terminated any contract with the Company or any Company Subsidiary prior to the expiration of the contract term, (b) has returned, or threatened to return, a substantial amount of any of the products, equipment, goods and services purchased from the Company or any Company Subsidiary, or (c) to the Company’s knowledge, has threatened, or indicated in writing its intention, to cancel or otherwise terminate its relationship with the Company or the Company Subsidiaries or to reduce substantially its purchase from or sale to the Company or any Company Subsidiary of any products, equipment, goods or services. Neither the Company nor any Company Subsidiary has (a) breached, in any material respect, any agreement with, or (b) engaged in any fraudulent conduct with respect to, any such customer or supplier of the Company or a Company Subsidiary set forth on Section 3.19 of the Company Disclosure Schedule.

Section 3.20               Certain Business Practices.

None of the Company, any Company Subsidiary or, to the Company’s knowledge, any directors or officers, agents or employees of the Company or any Company Subsidiary, has in the past three (3) years (a) directly or indirectly received, offered, solicited or used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity or business/patient referral generation; (b) not received any written notices, alleging a violation of any applicable law, regulation, or other legal requirement; (c) been subject to any adverse inspection, finding, penalty assessment, audit or other compliance or enforcement action by any Governmental Authority or, to the Company’s knowledge, any investigation by any Governmental Authority; (d) established or maintained any unrecorded fund or asset or made any knowingly false entries on any books or records of the Company or any Company Subsidiary; (e) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (f) made any payment in the nature of criminal or commercial bribery.

Section 3.21               Anti-Bribery & Trade Compliance.

(a)            The Company and the Company Subsidiaries are in compliance with all applicable Anti-Corruption Laws in all material respects and have not in the last three (3) years received any notice request, or citation, or been subject to investigation or prosecution by any authority for actual or potential non-compliance with or offense under, any Anti-Corruption Laws.

(b)            Neither the Company nor any Company Subsidiary: (i) is a Sanctioned Person; (ii) has, in the last three (3) years, engaged in any business or dealings with a Sanctioned Person in violation of Sanctions; (iii) is in breach of, or has, in the last three (3) years, otherwise violated or committed an offense under, any Sanctions.

(c)            Neither the Company nor any Company Subsidiary has, in the last three (3) years, been the subject of any (i) written claim, inquiry, investigation, action, suit or proceeding by any Sanctions Authority with respect to any actual or alleged violation or offense under any Sanctions; or (ii) judgement, regulatory sanctions, penalties, sentences, disciplinary action, orders and/or suspensions related to any actual or alleged infringement, or violation of or offense under any Sanctions.

Section 3.22               Interested Party Transactions.

No director, officer or other Affiliate of the Company or any Company Subsidiary (each, a “Company Related Party”) has, directly or indirectly, (a) a material economic interest in any person that furnishes or sells services or products to the Company or any Company Subsidiary; (b) a material economic interest in any person that purchases any goods or services from the Company or any Company Subsidiary; (c) a beneficial interest in any contract or agreement disclosed in Section 3.16(a) of the Company Disclosure Schedule; or (d) any contractual or other arrangement with the Company or any Company Subsidiary, in the case of each of the foregoing clauses (a) -(d), other than (i) contracts with respect to a Company Related Party’s employment with (including benefit plans and other ordinary course compensation from) any of the Company or the Company Subsidiaries, (ii) any Ancillary Agreement and (iii) contracts entered into after the date hereof that are either permitted pursuant to Section 5.01(b) or entered into in accordance with Section 5.01(b). The Company and the Company Subsidiaries have not, since December 31, 2019, (i) extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company, or (ii) materially modified any term of any such extension or maintenance of credit.

Section 3.23               Sufficiency of Assets.

Except as would not reasonably be expected to be material to the Company or the Company Subsidiaries, taken as a whole, the buildings, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property currently owned or leased by the Company or the Company Subsidiaries, together with all other properties and assets of the Company or the Company Subsidiaries, are sufficient for the continued conduct of the business of the Company and the Company Subsidiaries after the Closing in substantially the same manner as conducted as of immediately prior to the Closing and constitute all of the rights, property and assets necessary to conduct the business of the Company and the Company Subsidiaries as currently conducted.

Section 3.24               No TID U.S. Business.

Neither the Company nor any Company Subsidiary is a TID U.S. business, as such term is defined under 31 CFR 800.248.

Section 3.25               Brokers.

No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any Company Subsidiary.

Section 3.26               Investigation; No Other Representations.

The Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of Ithax, Merger Sub I and Merger Sub II and (ii) it has been furnished with or given access to such documents and information about Ithax, Merger Sub I and Merger Sub II and their business and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby. In entering into this Agreement and the Ancillary Agreements to which it is a party, the Company has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article IV and in the Ancillary Agreements to which it is a party and no other representations or warranties of Ithax, Merger Sub I, Merger Sub III or any other Person, either express or implied, and the Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article IV and in the Ancillary Agreements to which it is a party, neither Ithax, Merger Sub I, Merger Sub II nor any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby.

Article IV

REPRESENTATIONS AND WARRANTIES OF ITHAX, MERGER SUB I AND MERGER SUB II

Except as set forth in the forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) (collectively, the “Ithax SEC Reports”) (to the extent the qualifying nature of such disclosure is readily apparent from the content of such Ithax SEC Reports, but excluding disclosures referred to in “Forward-Looking Statements”, “Risk Factors” and any other disclosures therein to the extent they are of a predictive or cautionary nature or related to forward-looking statements), Ithax hereby represents and warrants to the Company as follows:

Section 4.01               Corporate Organization; Subsidiaries.

Each of Ithax, Merger Sub I and Merger Sub II is a corporation duly incorporated or organized (as the case may be), validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not reasonably be excepted to have a Ithax Material Adverse Effect. Except for Merger Sub I and Merger Sub II, Ithax does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or business association or other entity.

Section 4.02               Organizational Documents.

Ithax has heretofore furnished to the Company a complete and correct copy of the certificate or formation and limited liability company agreement of each of Merger Sub I and Merger Sub II (together, the “Merger Sub Governing Documents”) and the Ithax Cayman Governing Documents. The Merger Sub Governing Documents and the Ithax Cayman Governing Documents are in full force and effect.

Section 4.03               Capitalization.

(a)            As of the date of this Agreement, the authorized share capital or capital stock of (A) Merger Sub I consists of ten (10) common limited liability company interest units (“Merger Sub I Units”), (B) Merger Sub II consists of ten (10) common limited liability company interest units (“Merger Sub II Units”) and (C) Ithax consists of (i) 100,000,000 shares of Ithax Class A Ordinary Shares, (ii) 10,000,000 shares of Ithax Class B Ordinary Shares and (iii) 1,000,000 preference shares of Ithax Preferred Stock. As of the date of this Agreement, (i) 24,825,000 shares of Ithax Class A Ordinary Shares are issued and outstanding, all of which are validly issued, fully paid and non-assessable, (ii) 6,037,500 shares of Ithax Class B Ordinary Shares are issued and outstanding, all of which are validly issued, fully paid and non-assessable, (iii) no shares of Ithax are held in the treasury of Ithax and (iv) Ithax has reserved for future issuance 12,412,500 shares of Ithax Common Stock pursuant to outstanding Ithax Warrants. As of the date of this Agreement, there are no shares of Ithax Preferred Stock issued and outstanding. As of the date of this Agreement, except for the Ithax Warrants, and certain subscription agreements to purchase shares of Ithax Common Stock in accordance with Section 5.02(a), there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Ithax, Merger Sub I or Merger Sub II or obligating Ithax, Merger Sub I or Merger Sub II to issue or sell any shares of capital stock of, or other equity interests in, Ithax, Merger Sub I or Merger Sub II. All shares of Ithax Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. There are no outstanding contractual obligations of Ithax, Merger Sub I or Merger Sub II to repurchase, redeem or otherwise acquire any shares of Ithax Common Stock or other capital stock of such persons, except for the Redemption Rights. There are no outstanding contractual obligations of Ithax, Merger Sub I or Merger Sub II to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

(b)            The shares of Ithax Common Stock to be issued immediately after the Domestication, but before the Closing (i) will be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Ithax Certificate of Incorporation or by-laws or any agreement to which the Ithax is a party or is bound and (ii) will, be offered and sold pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act and in material compliance with applicable Blue Sky Laws.

Section 4.04              Authority Relative to this Agreement.

Each of Ithax, Merger Sub I and Merger Sub II have all necessary power and authority to execute and deliver this Agreement and subject to obtaining the approval of the shareholders of Ithax, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Ithax, Merger Sub I and Merger Sub II, and the consummation by Ithax, Merger Sub I and Merger Sub II of the Transactions, have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Ithax, Merger Sub I or Merger Sub II are necessary to authorize this Agreement or to consummate the Transactions (other than the approval of the Domestication by the holders of a two-thirds majority of the then-outstanding shares of Ithax Common Stock attending and voting at a quorate shareholder meeting and the filing of the necessary statutory documents with the Cayman Registrar of Companies in connection with the same), the approval and adoption of this Agreement by the holders of a majority of the then-outstanding shares of Ithax Common Stock, by the holders of a majority of the then-outstanding shares of Merger Sub I Units and by the holders of a majority of the then-outstanding shares of Merger Sub II Units, the filing and recordation of appropriate merger documents as required by the DGCL and the DLLCA and with respect to the issuance of Ithax Common Stock and the amendment and restatement of the Ithax Certificate of Incorporation pursuant to this Agreement (and in each case after the completion of the Domestication), the approval of majority of the then-outstanding shares of Ithax Common Stock. This Agreement has been duly and validly executed and delivered by Ithax, Merger Sub I and Merger Sub II and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Ithax, Merger Sub I or Merger Sub II, enforceable against Ithax, Merger Sub I or Merger Sub II in accordance with its terms.

Section 4.05               No Conflict; Required Filings and Consents.

(a)            The execution and delivery of this Agreement by Ithax, Merger Sub I and Merger Sub II do not, and the performance of this Agreement by Ithax, Merger Sub I and Merger Sub II will not, (i) conflict with or violate the Ithax Cayman Governing Documents or the Merger Sub Governing Documents, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.05(b) have been obtained and all filings and obligations described in Section 4.05(b) have been made, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Ithax, Merger Sub I or Merger Sub II or by which any of their property or assets is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Ithax, Merger Sub I or Merger Sub II pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Ithax, Merger Sub I or Merger Sub II is a party or by which Ithax, Merger Sub I or Merger Sub II or any of their property or assets is bound or affected, except, with respect to clause (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not have a Ithax Material Adverse Effect.

(b)            The execution and delivery of this Agreement by Ithax, Merger Sub I and Merger Sub II do not, and the performance of this Agreement by Ithax, Merger Sub I and Merger Sub II will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Cayman Islands Companies Act, Securities Act, the Exchange Act, Blue Sky Laws and state takeover laws, the HSR Act, and filing and recordation of appropriate merger documents as required by the DGCL and the DLLCA, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent Ithax, Merger Sub I or Merger Sub II from performing its material obligations under this Agreement.

Section 4.06               Compliance.

None of Ithax, Merger Sub I and Merger Sub II is in conflict with, or in default, breach or violation of, (a) any Law applicable to Ithax, Merger Sub I or Merger Sub II or by which any property or asset of Ithax, Merger Sub I or Merger Sub II is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Ithax, Merger Sub I or Merger Sub II is a party or by which Ithax, Merger Sub I or Merger Sub II or any property or asset of Ithax, Merger Sub I or Merger Sub II is bound, except for any such conflicts, defaults, breaches or violations that would not have a Ithax Material Adverse Effect.

Section 4.07               SEC Filings; Financial Statements.

(a)            Ithax has timely filed all Ithax SEC Reports required to be filed by with the SEC since January 27, 2021. The Ithax SEC Reports (i) were prepared in all material respects in accordance with either the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Ithax SEC Reports.

(b)            Each of the financial statements (including, in each case, any notes thereto) contained in the Ithax SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the financial position, results of operations and cash flows of Ithax as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustment, none of which would be material to the business, operations, assets, liabilities, financial condition, operating results or cash flow of Ithax).

(c)            Except as and to the extent set forth on the financial statements contained in the Ithax SEC Reports, none of Ithax, Merger Sub I or Merger Sub II has any liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except for (i) liabilities and obligations which are not, individually or in the aggregate, material to Ithax, Merger Sub I and Merger Sub II, taken as a whole, (ii) liabilities and obligations incurred in the ordinary course of business since January 1, 2021 (none of which is a liability for breach of contract, breach of warranty, tort, infringement or violation of Law), and (iii) liabilities and obligations incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Agreement, the performance of their respective covenants or agreements in this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

(d)            Except as not required in reliance on exemptions from various reporting requirements by virtue of Ithax’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, or “smaller reporting company” within the meaning of the Exchange Act, since its incorporation, (i) Ithax has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of Ithax’s financial reporting and the preparation of Ithax’s financial statements for external purposes in accordance with GAAP and (ii) Ithax has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to Ithax is made known to Ithax’s principal executive officer and principal financial officer by others within Ithax, in each case except as set forth in the Ithax SEC Reports.

(e)            Ithax has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(f)            Since its incorporation, Ithax has complied in all material respects with all applicable listing and corporate governance rules and regulations of Nasdaq Capital Market. The classes of securities representing issued and outstanding Ithax Class A Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq Capital Market. As of the date of this Agreement, there is no material Action pending or, to the knowledge of Ithax, threatened against Ithax by Nasdaq Capital Market or the SEC with respect to any intention by such entity to deregister Ithax Class A Ordinary Shares or prohibit or terminate the listing of Ithax Class A Ordinary Shares on Nasdaq Capital Market. Ithax has not taken any action that is designed to terminate the registration of Ithax Class A Ordinary Shares under the Exchange Act.

(g)            Ithax has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for Ithax’s assets, in each case other than as set forth in the Ithax SEC Reports. Ithax maintains and, for all periods covered by the Ithax financial statements, has maintained books and records of Ithax in the ordinary course of business that accurately and fairly reflect the transactions and dispositions of the assets of Ithax in all material respects.

(h)            Since its incorporation, Ithax has not received any written notification of any (i) “significant deficiency” in the internal controls over financial reporting of Ithax, (ii) “material weakness” in the internal controls over financial reporting of Ithax or (iii) fraud, whether or not material, that involves management or other employees of Ithax who have a significant role in the internal controls over financial reporting of Ithax, in each case other than as set forth in the Ithax SEC Reports.

Section 4.08              Absence of Certain Changes or Events.

Since January 27, 2021, except as expressly contemplated by this Agreement or specifically disclosed in any Ithax SEC Report, (a) Ithax has conducted its business only in the ordinary course and in a manner consistent with past practice, and (b) there has not been any Ithax Material Adverse Effect.

Section 4.09              Absence of Litigation.

There is no (and since their respective formation or incorporation there has been no) Action pending or, to the knowledge of Ithax, threatened against Ithax, Merger Sub I or Merger Sub II, or any property or asset of any of the foregoing, by or before any Governmental Authority. None of Ithax, Merger Sub I or Merger Sub II nor any material property or asset of any of the foregoing is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Ithax, continuing investigation by, any Governmental Authority.

Section 4.10               Board Approval; Vote Required.

(a)            The Ithax Board, by resolutions unanimously duly adopted and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement is fair to and in the best commercial interests of Ithax and its shareholders, (ii) approved and declared the advisability of this Agreement, the Transactions and the Final Ithax Certificate of Incorporation, (iii) recommended that the shareholders of Ithax approve and adopt this Agreement, the Transactions and the Final Ithax Certificate of Incorporation and (iv) directed that this Agreement, the Transactions and the Final Ithax Certificate of Incorporation be submitted for consideration by the shareholders of Ithax at the meeting of Ithax’s shareholders (the “Ithax Shareholders’ Meeting”).

(b)            The only votes of the holders of any class or series of share capital or capital stock of Ithax necessary to approve this Agreement and the Transactions is:

(i)            in respect of the Domestication only, the affirmative vote of the holders of a two-thirds majority of the then-outstanding shares of Ithax Common Stock attending and voting at a quorate shareholder meeting; and

(ii)            in respect of all other aspects of this Agreement and the other Transactions, the affirmative vote of the holders of a majority of the outstanding shares of Ithax Common Stock on account that such votes are to be in connection with the consummation of a business combination by Ithax.

(c)            The only vote of the holders of any class or series of capital stock of Merger Sub I necessary to approve this Agreement, the First Merger and the other Transactions is the affirmative vote of Ithax, the sole holder of Merger Sub I Units. Ithax has approved this Agreement, the First Merger and the other Transactions as the sole holder of Merger Sub I Units.

(d)            The only vote of the holders of any class or series of capital stock of Merger Sub II necessary to approve this Agreement, the Second Merger and the other Transactions is the affirmative vote of Ithax, the sole holder of Merger Sub II Units. Ithax has approved this Agreement, the Second Merger and the other Transactions as the sole holder of Merger Sub II Units.

Section 4.11               No Prior Operations of Merger Sub I and Merger Sub II.

Each of Merger Sub I and Merger Sub II was formed solely for the purpose of engaging in the Transactions and has not engaged in any business activities or conducted any operations other than as contemplated by this Agreement.

Section 4.12               Brokers.

Except as set forth on Schedule 4.12, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Ithax, Merger Sub I or Merger Sub II.

Section 4.13               Ithax Trust Account.

Ithax maintains a trust account (the “Trust Account”) at Continental Stock Transfer & Trust Company (the “Trustee”). The amount held in the Trust Account, as of the date of this Agreement, totals at least that amount disclosed in Ithax’s Form 8-K dated as of February 1, 2021, less Taxes paid or payable with respect thereto (the “Trust Fund”). The monies held in the Trust Account are invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, and held in trust by the Trustee pursuant to the Trust Agreement. There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Ithax SEC Reports to be inaccurate in any material respect or that would entitle any person to any portion of the proceeds in the Trust Account, the Ithax SEC Reports to be inaccurate in any material respect or, to Ithax’s knowledge, that would entitle any person to any portion of the funds in the Trust Account (other than (i) in respect of deferred underwriting commissions or Taxes, (ii) Ithax shareholders who shall have elected to redeem their Ithax Class A Ordinary Shares pursuant to the Ithax Cayman Governing Documents or (iii) if Ithax fails to complete a Business Combination (as defined in the Trust Agreement) within the allotted time period and liquidates the Trust Fund, subject to the terms of the Trust Agreement, Ithax (in limited amounts to permit Ithax to pay the expenses of the Trust Fund’s liquidation and dissolution) and then the Ithax shareholders). Prior to the Closing, none of the funds held in the Trust Fund are permitted to be released, except in the circumstances described in the Ithax Cayman Governing Documents and the Trust Agreement. Ithax has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with the Trust Agreement, and, to the knowledge of Ithax, no event has occurred which, with due notice or lapse of time or both, would constitute such a material default thereunder. There, as of the date hereof, are no claims or, to Ithax’s knowledge, proceedings pending with respect to the Trust Fund. Since January 27, 2021, Ithax has not released any money from the Trust Fund (other than interest income earned on the principal held in the Trust Fund as permitted by the Trust Agreement). Upon the consummation of the transactions contemplated hereby, including the distribution of assets from Trust Fund to (i) Ithax shareholders who shall have elected to redeem their Ithax Class A Ordinary Shares pursuant to the Ithax Cayman Governing Documents, (ii) underwriters of Ithax’s initial public offering for their deferred underwriting commissions and (iii) the Second Surviving Company, each in accordance with the terms of and as set forth in the Trust Agreement, Ithax shall have no further obligation (A) to Ithax’s shareholders who shall have elected to redeem their Ithax Class A Ordinary Shares pursuant to the Ithax Cayman Governing Documents and (B) under either the Trust Agreement or the Ithax Cayman Governing Documents to liquidate or distribute any assets held in the Trust Fund, and the Trust Agreement shall terminate in accordance with its terms.

Section 4.14               Taxes.

(a)            Ithax has duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by it, and all such filed Tax Returns are true, correct and complete in all material respects. All material amounts of Taxes required to be paid by Ithax (whether or not shown on any Tax Return) have been paid.

(b)            Ithax has not agreed in writing to waive any statute of limitations with respect to Taxes or agreed in writing to any extension of time with respect to the assessment or deficiency of any Tax, which waiver or extension remains in effect.

(c)            No outstanding claim, assessment, or deficiency for material Taxes has been asserted in writing against Ithax. No audit, examination, investigation, or other proceeding in respect of Taxes or Tax matters with respect to Ithax has commenced or is ongoing, and Ithax has not been notified in writing of the pending commencement of any such proceeding.

(d)            Ithax has not received written claim from a Governmental Authority in a jurisdiction in which it does not file Tax Returns stating that it is or may be subject to Tax in such jurisdiction.

(e)            Ithax is not a party to or bound by, and has no obligation under, any Tax sharing, Tax indemnification, Tax allocation, or similar agreement with respect to Taxes (including any agreement providing for the sharing or ceding of Tax credits or losses), other than in each case any agreement entered into in the ordinary course of business that is not primarily related to Taxes.

(f)            Ithax will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for (or, in the case of clause (vi), pay any tax in) any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting made prior to the Closing; (ii) use of an improper method of accounting for taxable period ending on or prior to the Closing Date; (iii) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign Tax Law) executed prior to the Closing; (iv) installment sale or open transaction disposition made prior to the Closing; (v) prepaid amount received or deferred revenue accrued prior to the Closing outside the ordinary course of business; (vi) election pursuant to Section 965 of the Code; (vii) any intercompany transaction or excess loss account described in Treasury Regulations promulgated under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) occurring or existing prior to the Closing; or (viii) any gain recognition agreement under Section 367 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) entered into prior to Closing.

(g)            Ithax has withheld or collected and timely paid to the appropriate Governmental Authority all material amounts of Taxes required to have been withheld or collected and paid in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, shareholder, stockholder or other person, and Ithax has in all material respects complied with applicable Tax Laws relating to the payment and withholding of Taxes and related information reporting.

(h)            Ithax has no material liability for the Taxes of any person as a result of having been a member of an affiliated, aggregate, combined, consolidated or unitary Tax group, including pursuant Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Tax Law) or as a transferee or successor.

(i)            Ithax is not a party to any ruling, closing agreement, or similar Tax agreement or arrangement with a Governmental Authority that is binding on the Company for any Tax period (or portion thereof) beginning after the Closing Date, and Ithax has not made any request for a ruling in respect of Taxes that is currently pending with a Governmental Authority.

(j)            Ithax has not distributed the equity interests of another person, or has had its equity interests distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(k)            Ithax has not participated in and is not currently participating in any “listed transaction” as defined in Treasury Regulation Section 1.6011-4.

(l)            There are no Tax Liens upon any assets of Ithax except Liens for Taxes not yet due or Taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

(m)            Ithax is not resident for income Tax purposes or has a permanent establishment (within the meaning of the applicable Tax treaty or convention) in a country other than the country in which it is organized.

(n)            None of Ithax, Merger Sub I and Merger Sub II has taken, intends to take, or has agreed to take any action, or has any knowledge of any fact or circumstance, that would reasonably be expected to prevent or impede the Mergers from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code or the Domestication from qualifying as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code.

Section 4.15               No Foreign Person.

None of Ithax, Merger Sub I, or Merger Sub II is a foreign person (a “Foreign Person”), as such term is defined under the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”), and no investor affiliated with the Ithax, Merger Sub I, or Merger Sub II (whether as a direct or indirect investor in Ithax, Merger Sub I, or Merger Sub II, or as a co-investor investing alongside Ithax, Merger Sub I, or Merger Sub II, or otherwise) that is a Foreign Person will obtain (i) access to any “material nonpublic technical information” (as defined under the DPA) in the possession of the Company or any Company Subsidiary, (ii) membership or observer rights on, or the right to nominate an individual to a position on, the board of directors of the Company or any Company Subsidiary, or (iii) any “involvement”, other than through voting of shares, in “substantive decision-making” of the Company or any Company Subsidiary regarding (a) the use development, acquisition, safekeeping, or release of any “sensitive personal data” (as defined under the DPA) of U.S. citizens maintained or collected by the Company or any Company Subsidiary, (b) the use, development, acquisition, or release of any “critical technologies” (as defined under the DPA), or (c) the management, operation, manufacture, or supply of “covered investment critical infrastructure” (as defined under the DPA).

Section 4.16               Interested Party Transactions.

No director, officer or other Affiliate of Ithax, Merger Sub I or Merger Sub II (each, an “Ithax Related Party”) has, directly or indirectly, (a) a material economic interest in any person that furnishes or sells services or products to Ithax, Merger Sub I or Merger Sub II; (b) a material economic interest in any person that purchases any goods or services from Ithax, Merger Sub I or Merger Sub II; (c) a beneficial interest in any contract or agreement with Ithax, Merger Sub I or Merger Sub II; or (d) any contractual or other arrangement with the Ithax, Merger Sub I or Merger Sub II, in the case of each of the foregoing clauses (a) - (d), other than (i) contracts with respect to an Ithax Related Party’s employment with (including benefit plans and other ordinary course compensation from) any of the Ithax, Merger Sub I or Merger Sub II, (ii) any Ancillary Agreement and (iii) contracts entered into after the date hereof that are either permitted pursuant to Section 5.02(b) or entered into in accordance with Section 5.02(b). Ithax, Merger Sub I or Merger Sub II have not, since January 27, 2021, (i) extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company, or (ii) materially modified any term of any such extension or maintenance of credit.

Section 4.17               Investigation; No Other Representations.

Ithax, Merger Sub I and Merger Sub II, each on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, the Company and the Company Subsidiaries and (ii) it has been furnished with or given access to such documents and information about the Company and the Company Subsidiaries and their respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby. In entering into this Agreement and the Ancillary Agreements to which it is a party, Ithax, Merger Sub I and Merger Sub II have relied solely on their own investigation and analysis and the representations and warranties expressly set forth in Article III or in the Ancillary Agreements and no other representations or warranties of the Company, or any other Person, either express or implied, and Ithax, Merger Sub I and Merger Sub II, each on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article III or in the Ancillary Agreements, neither the Company nor any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby.

Article V

CONDUCT OF BUSINESS PENDING THE MERGERs

Section 5.01               Conduct of Business by the Company Pending the Mergers.

(a)            The Company agrees that, between the date of this Agreement and the First Effective Time or the earlier termination of this Agreement, except as (1) expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, (2) as set forth in Section 5.01 of the Company Disclosure Schedule, or (3) as required by applicable Law (including (x) as may be requested or compelled by any Governmental Authority and (y) COVID-19 Measure), unless Ithax shall otherwise consent in writing:

(i)            the businesses of the Company and the Company Subsidiaries shall be conducted in, and the Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and

(ii)           the Company shall use its reasonable best efforts to preserve substantially intact the business organization of the Company and the Company Subsidiaries, to keep available the services of the current officers, employees and consultants of the Company and the Company Subsidiaries, to preserve the current relationships of the Company and the Company Subsidiaries with customers, suppliers and other persons with which the Company or any Company Subsidiary has significant business relations, and to maintain in effect all insurance policies (in such amounts and with such deductibles as are currently maintained).

(b)            By way of amplification and not limitation, except as (1) expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, (2) as set forth in Section 5.01 of the Company Disclosure Schedule, or (3) as required by applicable Law (including (x) as may be requested or compelled by any Governmental Authority and (y) COVID-19 Measures), neither the Company nor any Company Subsidiary shall, between the date of this Agreement and the First Effective Time or the earlier termination of this Agreement, directly or indirectly, do any of the following without the prior written consent of Ithax:

(i)            amend or otherwise change its certificate of incorporation or by-laws or equivalent organizational documents;

(ii)           issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (A) any shares of any class of capital stock of the Company or any Company Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including any phantom interest), of the Company or any Company Subsidiary or (ii) any assets of the Company or any Company Subsidiary;

(iii)          declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

(iv)          reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock;

(v)           (A) acquire (including by merger, consolidation, or acquisition of capital stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof or any material amount of assets in excess of $1,000,000; (B) acquire any capital stock of any person; (C) incur any indebtedness for borrowed money in excess of $1,000,000 or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or grant any security interest in any of its assets; or (D) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 5.01(b) (except those matters expressly excluded);

(vi)          (A) hire or engage any individual on a full-time, part-time, consulting, independent contractor or other basis with an annualized base salary or equivalent compensation in excess of $500,000; or (B) terminate any employee with an annualized base salary in excess of $200,000;

(vii)         adopt, materially amend or terminate any Plan, except (A) as may be required by applicable Law or the terms of any Plan disclosed on Section 3.10(a) of the Company Disclosure Schedule or (B) the Stock Incentive Plan, the ESPP or as otherwise expressly contemplated by this Agreement;

(viii)        change any accounting policies or procedures in any material respect, other than as required by GAAP or in accordance with PCAOB standards;

(ix)           (A) make, change or rescind any material Tax election, (B) settle or compromise any claim, dispute, audit report or assessment in respect of a material amount of Taxes, (C) change any period for the calculation of income or other material Taxes (except as required by applicable Law), (D) adopt or change any material method of Tax accounting (except as required by applicable Law), (E) file any amended income or other material Tax Return, (F) surrender any right to claim a refund of a material amount of Taxes, (G) enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement, or closing agreement related to any income or other material Tax, (H) request any Tax ruling from a Governmental Authority, (I) enter into any advance pricing agreement or cost sharing agreement with an Affiliate that would reasonably be expected to materially affect the Company and the Company Subsidiaries or (J) consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment;

(x)            amend, modify or consent to the termination of any Material Contract, or amend, waive, modify or consent to the termination of the Company’s or any Company Subsidiary’s material rights thereunder, except in the ordinary course of business;

(xi)           enter into any agreement that, if existing on the date of this Agreement, would be a Material Contract, except in the ordinary course of business;

(xii)          permit any material item of Company Owned Intellectual Property Rights to lapse or to be abandoned, invalidated, dedicated, or disclaimed, or otherwise become unenforceable (other than expirations of items of Company Owned Intellectual Property Rights at the end of their statutory term) or fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and Taxes required to maintain and protect its interest in the material Company Owned Intellectual Property Rights;

(xiii)         materially amend, materially modify or consent to the termination of any of the Lease Documents, or amend, waive, modify or consent to the termination of the Company’s, or any Company Subsidiary’s material rights thereunder;

(xiv)        settle, compromise or commence any pending or threatened Action involving or against the Company or any Company Subsidiary for an amount in excess of $1,000,000; or

(xv)         announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing.

Section 5.02               Conduct of Business by Ithax Pending the Mergers.

Except as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement (including entering into various Subscription Agreements and consummating the Private Placements), as set forth on Schedule 5.02, or as required by applicable Law (including (x) as may be required by requested or compelled by any Governmental Authority and (y) COVID-19 Measures), Ithax, Merger Sub I and Merger Sub II each agree that from the date of this Agreement until the earlier of the termination of this Agreement and the First Effective Time, the businesses of Ithax, Merger Sub I and Merger Sub II shall be conducted in the ordinary course of business and in a manner consisted with past practice. Except as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement (including entering into various Subscription Agreements and consummating the Private Placements), as set forth on Schedule 5.02, or as required by applicable Law (including (x) as may be requested or compelled by any Governmental Authority and (y) COVID-19 Measures), none of Ithax, Merger Sub I or Merger Sub II shall, between the date of this Agreement and First Effective Time or the earlier termination of this Agreement, directly or indirectly, do any of the following without the prior written consent of the Company:

(a)            issue, grant, sell or authorize the issuance, grant or sale of any options, warrants, convertible securities or other rights of any kind to acquire any shares of any class of such person’s capital stock, or any other ownership interest (including any phantom interest), of such person;

(b)            purchase or redeem any shares of Ithax Common Stock or any other capital stock of such person (except pursuant to the Redemption Rights);

(c)            effect any stock split (except for the purpose of meeting the initial listing requirements of the Nasdaq Capital Market, and only to the extent necessary to meet such listing requirements), stock dividend (including any dividend or distribution of securities convertible into Ithax Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Ithax Common Stock;

(d)            adopt any amendments, supplements, restatements or modifications to the Trust Agreement, Ithax Warrant Agreement or the Ithax Cayman Governing Documents or the Merger Sub Governing Documents;

(e)            declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, any equity securities of Ithax or any of its Subsidiaries, other than redemptions from the Trust Fund that are required pursuant to the Ithax Cayman Governing Documents;

(f)            (A) make, change or rescind any material Tax election, (B) settle or compromise any claim, dispute, audit report or assessment in respect of a material amount of Taxes, (C) change any period for the calculation of income or other material Taxes (except as required by applicable Law), (D) adopt or change any material method of Tax accounting (except as required by applicable Law), (E) file any amended income or other material Tax Return or claim for a Tax refund, (F) surrender any right to claim a refund of a material amount of Taxes, (G) enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement, or closing agreement related to any income or other material Tax, (H) request any Tax ruling from a Governmental Authority, (I) enter into any advance pricing agreement or cost sharing agreement with an Affiliate that would reasonably be expected to materially affect the Company and the Company Subsidiaries or (J) consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment;

(g)            except as may be required by Law or GAAP, make any material change in the financial accounting methods, principles or practices (or change an annual accounting period);

(h)            incur, create or assume any indebtedness;

(i)            make any loans or advances to, or capital contributions in, any other person, other than any loans from Sponsor to Ithax in an amount not to exceed $250,000 in the aggregate;

(j)            enter into, renew, modify or revise any transaction with any Ithax Related Party, other than any loans from Sponsor to Ithax in an amount not to exceed $250,000 in the aggregate;

(k)            engage in any activities or business, or incur any material liabilities, other than any activities, businesses or liabilities that are otherwise permitted under this Section 5.02 (including, for the avoidance of doubt, any activities or business contemplated by, or liabilities incurred in connection with, this Agreement or any Ancillary Agreement);

(l)            merge or consolidate with any other person (other than, for the avoidance of doubt, as contemplated hereby);

(m)            authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution;

(n)            enter into any contract with any broker, finder, investment banker or other person under which such person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement; or

(o)            enter into any contract to take, or cause to be taken, any of the actions set forth in this Section 5.02.

Section 5.03               Claims Against Trust Account.

Company does not now have, and shall not at any time prior to the Second Effective Time have, any claim to, or make any claim against, the Trust Fund, regardless of whether such claim arises as a result of, in connection with or relating in any way to, the business relationship between the Company on the one hand, and Ithax on the other hand, this Agreement, or any other agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to in this Section 5.03 as the “Claims”); provided, that the Claims will not include and this provision will not prohibit in any way, the Company’s right to pursue a claim against Ithax for legal relief against assets held outside the Trust Account (including any funds that have been released other than to Ithax’s shareholders and any assets that have been purchased or acquired with any such funds), for specific performance or other equitable relief. Notwithstanding any other provision contained in this Agreement, the Company hereby irrevocably waives any Claim it may have, now or in the future and will not seek recourse against the Trust Fund for any reason whatsoever in respect thereof. Notwithstanding the foregoing, and for the avoidance of doubt, the Company’s release of Trust Account funds shall be interpreted to include funds that have been released and/or returned to the Ithax shareholders.

Article VI

ADDITIONAL AGREEMENTS

Section 6.01               Proxy Statement; Registration Statement.

(a)            As promptly as practicable after the execution of this Agreement and receipt of the PCAOB Audited Financials, (i) Ithax and the Company shall prepare, and Ithax shall file with the SEC a proxy statement/prospectus (as amended or supplemented, the “Proxy Statement”) to be sent to the shareholders of Ithax relating to the Ithax Shareholders’ Meeting to be held to consider approval and adoption of (A) this Agreement and the Transactions, (B) the issuance of Ithax Common Stock as contemplated by this Agreement, (C) the Domestication, (D) the Interim Ithax Certificate of Incorporation to replace the Ithax Cayman Governing Documents upon the Domestication, (E) the Final Ithax Certificate of Incorporation to replace the Interim Ithax Certificate of Incorporation at the Closing, (F) the approval and adoption of the Stock Incentive Plan, (G) approval and adoption of the ESPP, and (H) any other proposals the Parties deem necessary to effectuate the Mergers (collectively, the “Ithax Proposals”) and (ii) Ithax and the Company shall prepare, and Ithax shall file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the “Registration Statement”) in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the shares of Ithax Common Stock held by the shareholders of Ithax immediately prior to the First Effective Time. The Company shall furnish all information concerning the Company as Ithax may reasonably request in connection with such actions and the preparation of the Proxy Statement and the Registration Statement. Ithax and the Company each shall use their reasonable best efforts to (i) cause the Proxy Statement and Registration Statement when filed with the SEC to comply in all material respects with all legal requirements applicable thereto, (ii) respond as promptly as reasonably practicable to and resolve all comments received from the SEC concerning the Proxy Statement and the Registration Statement, (iii) cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable and (iv) to keep the Registration Statement effective as long as is necessary to consummate the Transactions. Prior to the effective date of the Registration Statement, Ithax shall take all or any action required under any applicable federal or state securities laws in connection with the issuances of shares of Ithax Common Stock, in each case to be issued or issuable to the stockholders of the Company pursuant to this Agreement.

(b)            No filing of, or amendment or supplement to the Proxy Statement or the Registration Statement will be made by Ithax or the Company without the approval of the other Party (such approval not to be unreasonably withheld, conditioned or delayed). Ithax and the Company each will advise the other, promptly after they receive notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Ithax Common Stock to be issued or issuable to the stockholders of the Company in connection with this Agreement for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. Each of Ithax and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed), any response to comments of the SEC or its staff with respect to the Proxy Statement or the Registration Statement and any amendment to the Proxy Statement or the Registration Statement filed in response thereto.

(c)            Ithax represents that the information supplied by Ithax for inclusion in the Proxy Statement and the Registration Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the shareholders of Ithax and the stockholders of the Company, (iii) the time of the Ithax Shareholders’ Meeting, and (iv) the First Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the First Effective Time, any event or circumstance relating to Ithax, Merger Sub I or Merger Sub II, or their respective officers or directors, should be discovered by Ithax which should be set forth in an amendment or a supplement to the Proxy Statement or Registration Statement, Ithax shall promptly inform the Company. All documents that Ithax is responsible for filing with the SEC in connection with the Mergers or the Transactions will comply as to form and substance in all material aspects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

(d)            The Company represents that the information supplied by the Company for inclusion in the Proxy Statement and the Registration Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the shareholders of Ithax and the stockholders of the Company, (iii) the time of the Ithax Shareholders’ Meeting, and (iv) the First Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the First Effective Time, any event or circumstance relating to the Company or any Company Subsidiary, or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Proxy Statement or the Registration Statement, the Company shall promptly inform Ithax. All documents that the Company is responsible for filing with the SEC in connection with the Mergers or the Transactions will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

Section 6.02               Ithax Shareholders’ Meetings; Merger Sub I Stockholder’s Approval; Merger Sub II Stockholder’s Approval.

(a)            Ithax shall establish a record date (which date shall be mutually agreed with the Company) for, duly call, give notice of, convene and hold the Ithax Shareholders’ Meeting for the purpose of voting upon the Ithax Proposals and Ithax shall hold the Ithax Shareholders’ Meeting as soon as practicable after the date on which the Registration Statement becomes effective for the purpose of voting solely upon the Ithax Proposals. Ithax shall use its reasonable best efforts to obtain the requisite approval of the Ithax Proposals, including by soliciting from its shareholders proxies as promptly as practicable for the purpose of approving the Ithax Proposals and shall take all other action necessary or advisable to secure the required vote or consent of its shareholders. The Ithax Board shall recommend to its shareholders that they approve the Ithax Proposals and shall include such recommendation in the Proxy Statement (the “Ithax Recommendation”). Except as required by applicable Law, the Ithax Board shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Ithax Recommendation.

(b)            As promptly as reasonably practicable (and in any event within one (1) Business Day) following the execution of this Agreement, Ithax shall approve and adopt this Agreement and approve the First Merger and the other Transactions, as the sole stockholder of Merger Sub I.

(c)            As promptly as reasonably practicable (and in any event within one (1) Business Day) following the execution of this Agreement, Ithax shall approve and adopt this Agreement and approve the Second Merger and the other Transactions, as the sole stockholder of Merger Sub II..

Section 6.03               Company Stockholders’ Consent; First Surviving Company Consents.

(a)            As promptly as reasonably practicable (and in any event within two (2) Business Days) following the time at which the Registration Statement is declared effective under the Securities Act, the Company shall cause Mondee LLC to approve and adopt this Agreement and approve the First Merger and the other Transactions, as the sole stockholder of the Company, by Written Consent and deliver the Written Consent to Ithax.

(b)            At the First Effective Time, (i) Ithax shall cause of board of the directors of the First Surviving Company to approve and adopt this Agreement and approve the Second Merger by written consent and (ii) Ithax, as the sole stockholder of the First Surviving Company, shall approve and adopt this Agreement and approve the Second Merger by written consent.

Section 6.04               Access to Information; Confidentiality.

(a)            Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which the Company or Ithax or any of their respective Subsidiaries is a party or pursuant to applicable Law, from the date of this Agreement until the First Effective Time or the earlier termination of this Agreement, the Company and Ithax shall (and shall cause their respective Subsidiaries and instruct their respective Representatives to): (i) provide to the other Party (and the other Party’s officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, “Representatives”) reasonable access during normal business hours, upon reasonable prior notice and in a manner so as not to materially interfere with the operations of the applicable Person to the officers, employees, agents, properties, offices and other facilities of such Party and its Subsidiaries and to the books and records thereof; and (ii) furnish promptly to the other Party such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of such Party and its Subsidiaries as the other Party or its Representatives may reasonably request. Notwithstanding the foregoing, none of the Company, Ithax or their respective Subsidiaries shall be required to disclose to the other Party or any of its respective Representatives any information (1) if and to the extent doing so would (A) violate any Law to which such Person is subject, (B) result in the disclosure of any trade secrets of third parties in breach of any contract with such third party, (C) violate any legally-binding or ethical obligation of such Person with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to such Person under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), the applicable Party shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to provide (x) such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) or (y) such information in a manner without violating such privilege, doctrine, contract, obligation or Law), or (2) if the Company or any of the Company Subsidiaries, on the one hand, and Ithax or any of its Subsidiaries, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that the applicable Party shall, in the case of clause (1) or (2), provide prompt written notice of the withholding of access or information on any such basis.

(b)            All information obtained by the Parties pursuant to this Section 6.04 shall be kept confidential in accordance with the mutual non-disclosure agreement, dated May 21, 2021 (the “Non-disclosure Agreement”), between Ithax and the Company.

Section 6.05               Company Solicitation.

From and after the date hereof until the Second Effective Time or, if earlier, the valid termination of this Agreement in accordance with Section 8.01, the Company shall not, and shall cause the Company Subsidiaries not to and shall direct its and their Representatives not to, (i) initiate, solicit, facilitate or knowingly encourage (including by way of furnishing non-public information), whether publicly or otherwise, any inquiries with respect to, or the making of, any Company Acquisition Proposal, (ii) engage in any negotiations or discussions concerning, or provide access to its properties, books and records or any Confidential Information or data to, any person relating to a Company Acquisition Proposal, (iii) enter into, engage in and maintain discussions or negotiations with respect to any Company Acquisition Proposal (or inquiries, proposals or offers or other efforts that would reasonably be expected to lead to any Company Acquisition Proposal) or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, offers, efforts, discussions or negotiations, (iv) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of the Company Subsidiaries, (v) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Company Acquisition Proposal, (vi) approve, endorse, recommend, execute or enter into any agreement in principle, letter of intent, memorandum of understanding, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other written arrangement relating to any Company Acquisition Proposal (each, a “Company Acquisition Agreement”) or any proposal or offer that could reasonably be expected to lead to a Company Acquisition Proposal, or (vii) resolve or agree to do any of the foregoing or otherwise authorize or permit any of its Representatives to take any such action. The Company shall, and shall instruct and cause the Company Subsidiaries and each of their respective Representatives to immediately cease any solicitations, discussions or negotiations with any person (other than the Parties and their respective Representatives) in connection with a Company Acquisition Proposal. The Company also agrees that it will promptly request each person (other than the Parties and their respective Representatives) that has prior to the date hereof executed a confidentiality agreement in connection with its consideration of a Company Acquisition Proposal to return or destroy all Confidential Information furnished to such person by or on behalf of it or any of the Company Subsidiaries prior to the date hereof. The Company shall promptly notify Ithax (and in any event within twenty-four hours) of the receipt of any Company Acquisition Proposal after the date hereof, which notice shall identify the third party making any Company Acquisition Proposal and shall include a summary of the material terms and conditions of any material developments, discussions or negotiations in connection therewith, and any material modifications to the financial or other terms and conditions of any such Company Acquisition Proposal.

Section 6.06               Employee Benefits Matters.

A person who is an active employee of the Company or any Company Subsidiary immediately prior to the Closing shall receive credit for purposes of eligibility to participate and vesting and level of benefits under any vacation or severance plan or arrangement (but not for benefit accruals under any defined benefit pension plan) under any employee benefit plan, program or arrangement established or maintained by the Second Surviving Company or any of its Subsidiaries for service accrued or deemed accrued prior to the Second Effective Time with the Company or any Company Subsidiary; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit. In addition, the Second Surviving Company shall use commercially reasonable efforts to waive, or cause to be waived, any limitations on benefits relating to any pre-existing conditions and recognize, for purposes of annual deductible, co-insurance and out-of-pocket limits under its group health plans, deductible and out-of-pocket expenses paid by employees of the Company and the Company Subsidiaries in the calendar year in which the Second Effective Time occurs.

Section 6.07               Directors’ and Officers’ Indemnification and Insurance.

(a)            The Surviving Company Governing Documents shall contain provisions no less favorable with respect to indemnification, advancement or expense reimbursement than are set forth in the certificate of incorporation of the Company and by-laws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Second Effective Time in any manner that would adversely affect the rights thereunder of individuals who, at or prior to the Second Effective Time, were directors, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required by Law. Following the Closing, the certificate of incorporation and bylaws (or corollary organizational documents) of the Company Subsidiaries shall not be amended, repealed or otherwise modified with respect to indemnification, advancement or expense reimbursement for a period of six (6) years from the Closing in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Closing, were directors, officers, employees, fiduciaries or agents of such Company Subsidiaries, unless such modification shall be required by applicable Law.

(b)            Following the Closing, the certificate of incorporation and bylaws of the Ithax shall not be amended, repealed or otherwise modified with respect to indemnification, advancement or expense reimbursement for a period of six (6) years from the Closing in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Closing, were directors, officers, employees, fiduciaries or agents of Ithax, unless such modification shall be required by applicable Law.

(c)            The Company shall purchase and have in place at the Closing, and maintain in effect for a period of six (6) years after the Closing Date, without lapses in coverage, a “tail” policy providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are currently covered by any comparable insurance policies of Ithax and the Company, as applicable, as of the date hereof with respect to matters occurring on or prior to the Closing. Such “tail” policy shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the insured than) the coverage provided under the Company or Ithax’s directors’ and officers’ liability insurance policies, as applicable, as of the date hereof.

Section 6.08              Further Action; Reasonable Best Efforts.

(a)            Upon the terms and subject to the conditions of this Agreement, each of the Parties shall use its reasonable best efforts to take, or cause to be taken, appropriate action, and to do, or cause to be done, such things as are necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the Transactions, including using its reasonable best efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company and the Company Subsidiaries necessary for the consummation of the Transactions and to fulfill the conditions to the Mergers. In case, at any time after the Second Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each Party shall use their reasonable best efforts to take all such action.

(b)            Each of the Parties shall keep each other apprised of the status of matters relating to the Transactions, including promptly notifying the other Parties of any communication it or any of its Affiliates receives from any Governmental Authority relating to the matters that are the subject of this Agreement and permitting the other Parties to review in advance, and to the extent practicable consult about, any proposed communication by such Party to any Governmental Authority in connection with the Transactions. No Party shall agree to participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry unless it consults with the other Parties in advance and, to the extent permitted by such Governmental Authority, gives the other Parties the opportunity to attend and participate at such meeting. Subject to the terms of the Non-disclosure Agreement, the Parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other parties may reasonably request in connection with the foregoing. Subject to the terms of the Non-disclosure Agreement, the Parties will provide each other with copies of all material correspondence, filings or communications, including any documents, information and data contained therewith, between them or any of their Representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the Transactions. No Party shall take or cause to be taken any action before any Governmental Authority that is inconsistent with or intended to delay its action on requests for a consent or the consummation of the Transactions.

Section 6.09              Tax Matters.

(a)            The Company shall pay (or otherwise bear the cost of) all transfer, documentary, sales, use, stamp, registration, value added or other similar Taxes incurred in connection with the Transactions. The Company shall file (or cause to be filed) all necessary Tax Returns with respect to all such Taxes, and, if required by applicable Law, the Company will join in the execution of any such Tax Returns.

(b)            For U.S. federal income tax purposes (and state and local Tax purposes, where applicable), the Parties intend that (a) the Domestication will qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code, to which Ithax is party under Section 368(b) of the Code and (b) the Mergers, taken together, will constitute a “reorganization” within the meaning of Section 368(a) of the Code (collectively, the “Intended Tax Treatment”). The Parties will prepare and file all Tax Returns consistent with the Intended Tax Treatment and will not take any inconsistent position on any Tax Return or during the course of any audit, litigation or other proceeding with respect to Taxes, except as otherwise required by a determination within the meaning of Section 1313(a) of the Code. Each of the Parties agrees to promptly notify the other Parties of any challenge to the Intended Tax Treatment by any Governmental Authority.

(c)            No Party shall take or cause to be taken any action, or fail to take or cause to be taken any action, which action or failure to act would reasonably be expected to prevent the Domestication or the Mergers from qualifying for the Intended Tax Treatment.

(d)            Ithax, Merger Sub I, Merger Sub II and the Company hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g) and 1.368-3(a).

(e)            At or prior to the Closing, the Company shall deliver to Ithax a notice to the IRS, in accordance with the requirements of Treasury Regulations Section 1.897-2(h)(2), in substantially the form attached as Exhibit F-1, dated as of the Closing Date and duly executed by the Company (the “IRS Notice”), and a FIRPTA Notification Letter, in substantially the form attached as Exhibit F-2, dated as of the Closing Date and duly executed by the Company.

Section 6.10               Public Announcements.

The initial press release relating to this Agreement shall be a joint press release, the text of which will be agreed to by each of Ithax and the Company. Thereafter, between the date of this Agreement and the Closing Date (or the earlier termination of this Agreement in accordance with Article VIII), none of the Parties or their respective Representatives shall issue any press release or otherwise make any public statements with respect to this Agreement, the Mergers or any of the other Transactions, without the prior written consent of Ithax, in the case of the Company, or the prior written consent of the Company, in the case of Ithax, Merger Sub I and Merger Sub II, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that each Party may make any such announcement or other communication if such announcement or other communication is required by applicable Law (including any rules of the Nasdaq Capital Market), in which case the disclosing Party and its Representatives shall use reasonable best efforts to consult with the Company, if the disclosing Party is Ithax, Merger Sub I or Merger Sub II, or Ithax, if the disclosing Party is the Company, to review such announcement or communication and the opportunity to comment thereon and the disclosing Party shall consider such comments in good faith. Furthermore, nothing contained in this Section 6.11 shall prevent Ithax or the Company and/or its respective Affiliates from furnishing customary or other reasonable information concerning the Transactions to their investors and prospective investors, in each case, who are subject to confidentiality obligations; provided that the disclosing Party shall be responsible for any breach of such confidentiality obligations by such recipients.

Section 6.11               Takeover Statute.

If any Takeover Statute is or may become applicable to the Mergers or the other Transactions, each of the Company, Ithax, Merger Sub I and Merger Sub II and their respective board of directors, shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable hereafter on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

Section 6.12               Domestication.

Ithax shall effect the Domestication immediately prior to the Closing pursuant to and in accordance with Section 388 of the DGCL, Part XII of the Cayman Islands Companies Act and the Ithax Cayman Governing Documents. In connection with the Domestication, (a) each Ithax Ordinary Share shall be converted to a share of Class A common stock of Ithax and (b) each Ithax Warrant shall be replaced by a warrant to purchase a share of Class A common stock of Ithax with substantially the same terms as set forth in the Ithax Warrant Agreement (the “Ithax Warrant Conversion”). At the Closing, the parties shall amend and restate the Ithax Warrant Agreement to effect the Ithax Warrant Conversion.

Section 6.13               Ithax Solicitation.

From and after the date hereof until the Second Effective Time or, if earlier, the valid termination of this Agreement in accordance with Section 8.01, Ithax shall not, and shall direct its Affiliates and its and their Representatives not to, (i) initiate, solicit, facilitate or knowingly encourage (including by way of furnishing non-public information), whether publicly or otherwise, any inquiries with respect to, or the making of, any Ithax Acquisition Proposal, (ii) engage in any negotiations or discussions concerning, or provide access to its properties, books and records or any Confidential Information or data to, any Person relating to a Ithax Acquisition Proposal, (iii) enter into, engage in and maintain discussions or negotiations with respect to any Ithax Acquisition Proposal (or inquiries, proposals or offers or other efforts that would reasonably be expected to lead to any Ithax Acquisition Proposal) or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, offers, efforts, discussions or negotiations, (iv) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of Ithax, (v) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Ithax Acquisition Proposal, (vi) approve, endorse, recommend, execute or enter into any agreement in principle, letter of intent, memorandum of understanding, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other written arrangement relating to any Ithax Acquisition Proposal (each, a “Ithax Acquisition Agreement”) or any proposal or offer that could reasonably be expected to lead to a Ithax Acquisition Proposal, or (vii) resolve or agree to do any of the foregoing or otherwise authorize or permit any of its Affiliates or its or their Representatives to take any such action. Ithax shall, and shall instruct and cause each of its Affiliates and its and their Representatives to immediately cease any solicitations, discussions or negotiations with any Person (other than the Parties and their respective Representatives) in connection with a Ithax Acquisition Proposal. Ithax also agrees that it will promptly request each Person (other than the Parties and their respective Representatives) that has prior to the date hereof executed a confidentiality agreement in connection with its consideration of an Ithax Acquisition Proposal to return or destroy all Confidential Information furnished to such Person by or on behalf of it prior to the date hereof. Ithax shall promptly notify the Company (and in any event within twenty-four hours) of the receipt of any Ithax Acquisition Proposal after the date hereof, which notice shall identify the third party making any Ithax Acquisition Proposal and shall include a summary of the material terms and conditions of any material developments, discussions or negotiations in connection therewith, and any material modifications to the financial or other terms and conditions of any such Ithax Acquisition Proposal.

Section 6.14               Stock Exchange Listing.

Ithax will use its reasonable best efforts to cause the Merger Consideration issued in connection with the Transactions to be approved for listing on the Nasdaq Capital Market at Closing. During the period from the date hereof until the Closing, Ithax shall use its reasonable best efforts to keep the Ithax Class A Ordinary Shares and Ithax Warrants listed for trading on the Nasdaq Capital Market.

Section 6.15               Antitrust.

(a)            To the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, including the HSR Act (“Antitrust Laws”), each Party agrees to promptly (and in connection with the any required filings under the HSR Act, no later than ten (10) Business Days after the date of this Agreement) make any required filing or application under Antitrust Laws, as applicable. The Parties agree to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to Antitrust Laws and to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods or obtain required approvals, as applicable under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the HSR Act (if available).

(b)            Each Party shall, in connection with its efforts to obtain all requisite approvals and authorizations for the Transactions under any Antitrust Law, use its reasonable best efforts to: (i) cooperate in all respects with each other Party or its Affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private person; (ii) keep the other Parties reasonably informed of any communication received by such Party or its Representatives from, or given by such Party or its Representatives to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private person, in each case regarding any of the Transactions; (iii) permit a Representative of the other Parties and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private person, with any other person, and to the extent permitted by such Governmental Authority or other person, give a Representative or Representatives of the other Parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a Party’s Representative is prohibited from participating in or attending any meetings or conferences, the other Parties shall keep such Party promptly and reasonably apprised with respect thereto; and (v) use reasonable best efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the Transactions, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority.

(c)            No Party shall take any action that could reasonably be expected to adversely affect or materially delay the approval of any Governmental Authority of any required filings or applications under Antitrust Laws. The Parties further covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the Parties to consummate the Transactions, to use reasonable best efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be.

Section 6.16               PCAOB Audited Financials.

The Company shall use reasonable best efforts to deliver true and complete copies of the audited consolidated balance sheet of the Company as of December 31, 2019 and December 31, 2020, and the related audited consolidated statements of income and cash flows of the Company for such years, each audited in accordance with the auditing standards of the PCAOB, together with an unqualified (except with respect to material weaknesses) audit report thereon from the auditor (collectively, the “PCAOB Audited Financials”) not later than thirty (30) days from the date hereof.

Section 6.17              Trust Account.

At least forty-eight (48) hours prior to the Closing, Ithax shall provide notice to the Trustee in accordance with the Trust Agreement and shall deliver any other documents, opinions or notices required to be delivered to the Trustee pursuant to the Trust Agreement and cause the Trustee prior to the Closing to, and the Trustee shall thereupon be obligated to, transfer all funds held in the Trust Account to Ithax and thereafter shall cause the Trust Account and the Trust Agreement to terminate.

Section 6.18               Stock Incentive Plan & Employee Share Purchase Plan.

(a)            Ithax shall, prior to the First Effective Time, approve and adopt a new equity incentive plan (the “Stock Incentive Plan”) to be effective in connection with the Closing, which shall be in such form as the Company and Ithax shall mutually determine and which shall provide for an aggregate share reserve thereunder equal to ten percent (10%) of the number of shares of Ithax Common Stock on a fully diluted basis at the Closing, as well as a customary evergreen provision.

(b)            Ithax shall, prior to the First Effective Time, approve and adopt a customary employee stock purchase plan (the “ESPP”) to be effective in connection with the Closing, which shall be in such form as the Company and Ithax shall mutually determine.

Section 6.19               Resignation.

Other than those persons who Ithax has identified as continuing directors at least three Business Days prior to the Closing Date, all members of the Company Board and the board of directors of the Company Subsidiaries shall execute written resignations effective as of the First Effective Time.

Article VII

CONDITIONS TO THE MERGERs

Section 7.01               Conditions to the Obligations of Each Party.

The obligations of the Company, Ithax, Merger Sub I and Merger Sub II to consummate the Mergers are subject to the satisfaction or waiver (where permissible) of the following conditions:

(a)            Ithax Shareholder Approval. The Ithax Proposals shall have been approved and adopted by the requisite affirmative vote of the shareholders of Ithax in accordance with the Proxy Statement, the Cayman Islands Companies Act and the Ithax Certificate of Incorporation.

(b)            No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award (an “Order”) which is then in effect and has the effect of making the First Merger, Second Merger or the other Transactions illegal or otherwise prohibiting consummation of the First Merger, Second Merger or the other Transactions.

(c)            U.S. Antitrust Approvals and Waiting Periods. Any waiting period (and any extension thereof) applicable to the consummation of the First Merger or Second Merger under the HSR Act shall have expired or been terminated.

(d)            Stock Exchange Listing. The Ithax Class A Ordinary Shares shall continue to be listed on the Nasdaq Capital Market as of the Closing Date.

(e)            Domestication. The Domestication shall have occurred and Ithax shall have delivered to the Company reasonably sufficient evidence of the Domestication.

(f)            Registration Statement. The Registration Statement shall have been declared effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for purposes of suspending the effectiveness of the Registration Statement shall have been initiated or be threatened by the SEC.

Section 7.02               Conditions to the Obligations of Ithax, Merger Sub I and Merger Sub II.

The obligations of Ithax, Merger Sub I and Merger Sub II to consummate the Mergers are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

(a)            Representations and Warranties. The representations and warranties of the Company contained in Section 3.03 (Capitalization) shall be true and correct in all respects as of the Closing as though made on the Closing except for de minimis errors therein and the representations and warranties of the Company contained in Sections 3.01 (Organization and Qualification; Subsidiaries), 3.04 (Authority Relative to this Agreement), 3.18 (Board Approval; Vote Required) and 3.25 (Brokers) shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) as of the Closing, as though made on the Closing (except to the extent expressly made as of an earlier date, in which case as of such earlier date). All other representations and warranties of the Company contained in Article III of this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) as of the Closing, as though made on and as of the Closing (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a Company Material Adverse Effect.

(b)            Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the First Effective Time.

(c)            Material Adverse Effect. Since the date of this Agreement no Company Material Adverse Effect shall have occurred.

(d)            Officer Certificate. The Company shall have delivered to Ithax a certificate, dated the date of the Closing, signed by the President of the Company, certifying as to the satisfaction of the conditions specified in Sections 7.02(a), 7.02(b) and 7.02(c).

(e)            Company Stockholder Approval. The Company shall have received the Company Stockholder Approval in accordance with the DGCL and the Company’s Certificate of Incorporation.

(f)            Registration Rights Agreement. On or prior to the Closing, the Company shall have delivered to Ithax a copy of the registration rights agreement, substantially in the form attached hereto as Exhibit G (the “Registration Rights Agreement”) duly executed by Mondee and the Members (as such term is defined in the Earn-Out Agreement).

Section 7.03               Conditions to the Obligations of the Company.

The obligations of the Company to consummate the Mergers are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

(a)            Representations and Warranties. The representations and warranties of Ithax contained in Section 4.03 (Capitalization) shall be true and correct in all respects as of the Closing as though made on the Closing (except to the extent expressly made as of an earlier date, in which case as of such earlier date) except for de minimis errors therein and the representations and warranties of Ithax contained in Sections 4.01 (Corporate Organization; Subsidiaries), 4.02 (Organizational Documents), 4.04 (Authority Relative to this Agreement), 4.10 (Board Approval; Vote Required), 4.11 (No Prior Operations of Merger Sub I and Merger Sub II), and 4.12 (Brokers) shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Ithax Material Adverse Effect” or any similar limitation set forth therein) as of the Closing as though made on the Closing (except to the extent expressly made as of an earlier date, in which case as of such earlier date). All other representations and warranties of Ithax contained in Article IV of this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “Ithax Material Adverse Effect” or any similar limitation set forth therein) as of the Closing, as though made on and as of the Closing (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a Ithax Material Adverse Effect.

(b)            Agreements and Covenants. Ithax, Merger Sub I and Merger Sub II shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the First Effective Time.

(c)            Material Adverse Effect. Since the date of this Agreement no Ithax Material Adverse Effect shall have occurred.

(d)            Officer Certificate. Ithax shall have delivered to the Company a certificate, dated the date of the Closing, signed by the Chief Executive Officer of Ithax, certifying as to the satisfaction of the conditions specified in Sections 7.03(a), 7.03(b), and 7.03(c).

(e)            Available Cash. After giving effect to (i) the exercise of Redemption Rights by any holders of the outstanding shares of Ithax Common Stock, (ii) payment of all Unpaid Company Expenses and Unpaid Ithax Expenses, and (iii) the sale and issuance by Ithax of Ithax Common Stock between the date of this Agreement and the First Effective Time, the amount of cash held by Ithax in the aggregate, whether in or outside of the Trust Account (for the avoidance of doubt, including the proceeds from the Private Placements) shall be equal to at least $150,000,000.

(f)            Registration Rights Agreement. On or prior to the Closing, Ithax shall have delivered to the Company a copy of the Registration Rights Agreement duly executed by Ithax and the Sponsor.

Article VIII

TERMINATION, AMENDMENT AND WAIVER

Section 8.01               Termination.

This Agreement may be terminated and the Mergers and the other Transactions may be abandoned at any time prior to the First Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the Transactions by the stockholders of the Company or the shareholders of Ithax, as follows:

(a)            by mutual written consent of Ithax and the Company; or

(b)            by either Ithax or the Company if the First Effective Time shall not have occurred prior to July 31, 2022 (the “Outside Date”); provided, however, that this Agreement may not be terminated under this Section 8.01(b) by or on behalf of any Party that either directly or indirectly through its Affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained herein and such breach or violation is the principal cause of the failure of a condition set forth in Article VII on or prior to the Outside Date; or

(c)            by either Ithax or the Company if any Governmental Authority in the United States shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and nonappealable and has the effect of making consummation of the Transactions, including the Mergers, illegal or otherwise preventing or prohibiting consummation of the Transactions, the Mergers; or

(d)            by either Ithax or the Company if any of the Ithax Proposals shall fail to receive the requisite vote for approval at the Ithax Shareholders’ Meeting or any adjournment thereof; or

(e)            by Ithax upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Sections 7.02(a) and 7.02(b) would not be satisfied (“Terminating Company Breach”); provided that Ithax has not waived such Terminating Company Breach and Ithax, Merger Sub I and Merger Sub II are not then in material breach of their representations, warranties, covenants or agreements in this Agreement; provided further that, if such Terminating Company Breach is curable by the Company, Ithax may not terminate this Agreement under this Section 8.01(e) for so long as the Company continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by Ithax to the Company; or

(f)            by the Company upon a breach of any representation, warranty, covenant or agreement on the part of Ithax, Merger Sub I and Merger Sub II set forth in this Agreement, or if any representation or warranty of Ithax, Merger Sub I and Merger Sub II shall have become untrue, in either case such that the conditions set forth in Sections 7.03(a) and 7.03(b) would not be satisfied (“Terminating Ithax Breach”); provided that the Company has not waived such Terminating Ithax Breach and the Company is not then in material breach of their representations, warranties, covenants or agreements in this Agreement; provided, however, that, if such Terminating Ithax Breach is curable by Ithax, Merger Sub I and Merger Sub II, the Company may not terminate this Agreement under this Section 8.01(f) for so long as Ithax, Merger Sub I and Merger Sub II continue to exercise their reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by the Company to Ithax;

(g)            by Ithax if the PCAOB Audited Financials shall not have been delivered to Ithax by the Company on or before January 31, 2022; or

(h)            by Ithax if the Company shall have failed to deliver the Written Consent to Ithax within the time specified in Section 6.03(a).

Section 8.02               Effect of Termination.

In the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any Party, except (i) Section 5.03, Section 6.04(b), this Section 8.02, Section 8.03, Section 8.04, Section 8.05 and Article IX (to the extent related to the foregoing), each of which shall survive such termination and remain valid and binding obligations of the Parties and (ii) the Non-disclosure Agreement, which shall survive such termination and remain valid and binding obligations of the parties thereto in accordance with its terms. Notwithstanding the foregoing, the termination of this Agreement pursuant to Section 8.01 shall not affect any liability on the part of any Party for a willful or material breach of any covenant or agreement set forth in this Agreement prior to such termination.

Section 8.03               Fees and Expenses.

Except as set forth in this Agreement, all Expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such expenses, provided that, the Company shall pay all Expenses relating to (i) printing, filing and mailing of the Proxy Statement and all SEC, Nasdaq Capital Market and other regulatory filing fees incurred in connection with the Proxy Statement and the Registration Statement, and (ii) the filing fee for the notification and report forms filed under the HSR Act (the expenses described in the foregoing clauses (i) and (ii), the “Reimbursable Expenses”); further provided, that (x) if this Agreement is terminated in accordance with its terms, the Company shall pay, or cause to be paid, all Unpaid Company Expenses, Ithax shall promptly reimburse the Company for 50% of the aggregate amount of the Reimbursable Expenses and Ithax shall pay, or cause to be paid, all Unpaid Ithax Expenses and (y) if the Closing occurs, then Ithax shall pay, or cause to be paid, all Unpaid Company Expenses and all Unpaid Ithax Expenses.

Section 8.04              Amendment.

This Agreement may not be amended except, (a) at any time prior to the Closing, by an instrument in writing signed by each of the Parties, subject to the requisite approval by the Parties’ by action taken by or on behalf of their respective boards of directors or (b) following the Closing by an instrument in writing signed by the Company and Sponsor. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner which does not comply with this Section 8.04 shall be void, ab initio.

Section 8.05               Waiver.

Any Party may (a) extend the time for the performance of any obligation or other act of any other Party, (b) waive any inaccuracy in the representations and warranties of any other Party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of any other Party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights.

Article IX

GENERAL PROVISIONS

Section 9.01               Non-Survival of Representations, Warranties, Covenants and Agreements.

The representations, warranties, covenants and agreements in this Agreement and in any document, certificate or instrument delivered pursuant to or in connection with this Agreement shall terminate at the Closing, except that the foregoing shall not limit any covenant or agreement of the parties that by its terms applies or requires performance after the Closing. The parties acknowledge and agree that, in the event that the Closing occurs, no Party may bring an Action based upon, or arising out of, a breach of any such representations, warranties or any covenants the performance of which is in the period prior to Closing. Notwithstanding the foregoing, the covenants and agreements contained in or made pursuant to this Agreement (or in any document, certificate or instrument delivered pursuant to or in connection with this Agreement that by their terms apply or are to be performed in whole or in part after the Closing shall survive the Closing in accordance with their terms.

Section 9.02               Notices.

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9.02):

if to Ithax, Merger Sub I or Merger Sub II:

ITHAX Acquisition Corp.
555 Madison Avenue, Suite 11A
New York, NY 10022

Attention: Orestes Fintiklis
Email: orestes@ithacacapitalpartners.com

with a copy to (which shall not constitute notice):

Reed Smith LLP
2850 N. Harwood St.
Suite 1500
Dallas, TX 75201
United States
Attention: Lynwood Reinhardt
Email: lreinhardt@reedsmith.com

if to the Company:

Mondee, Inc.

951 Mariners Island Blvd., Ste 130

San Mateo, CA 94404

Attention: Dan Figenshu

Email: dan.figenshu@mondee.com

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP
1601 Elm Street

Dallas, TX 75201

Attention: Michael Considine, P.C.

Email: MPConsidine@kirkland.com

200 Clarendon Street
Boston, MA 02116

Attention: Alex Lloyd
Email: alex.lloyd@kirkland.com

and

2049 Century Park East, Suite 3700

Los Angeles, CA 90067

Attention: Michele Cumpston
Email: michele.cumpston@kirkland.com

Section 9.03               Certain Definitions.

(a)            For purposes of this Agreement:

“Affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

“Ancillary Agreements” means the Earn-Out Agreement, Registration Rights Agreement, the Sponsor Support Agreement and the Stockholder Support Agreement.

“Anti-Corruption Laws” means any applicable laws, regulations, or orders relating to anti-bribery, anti-corruption (governmental or commercial), including laws that prohibit the corrupt payment, offer, promise, or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any foreign government official, foreign government employee, person or commercial entity, to obtain a business advantage, or the offer, promise, or gift of, or the request for, agreement to receive or receipt of a financial or other advantage to induce or reward the improper performance of a relevant function or activity; including the U.S. Foreign Corrupt Practices Act of 1977, as amended from time to time, the UK Bribery Act of 2010 and all national and international laws enacted to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.

“Business Data” means all business information and data, including Personal Information (whether of employees, contractors, consultants, customers, consumers, or other persons and whether in electronic or any other form or medium) that is accessed, collected, used, processed, stored, shared, distributed, transferred, disclosed, destroyed, or disposed of by any of the Company’s Business Systems.

“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings and on which banks are not required or authorized to close in the City of New York in the United States of America or the Cayman Islands; provided that banks shall not be deemed to be authorized or obligated to be closed due to a “shelter in place,” “non-essential employee” or similar closure of physical branch locations at the direction of any Governmental Authority if such banks’ electronic funds transfer systems (including for wire transfers) are open for use by customers on such day.

“Business Systems” means all Software, computer hardware (whether general or special purpose), electronic data processing equipment, telecommunications equipment, networks, servers, peripherals, and computer systems that are owned or controlled by the Company and/or any of the Company Subsidiaries in the conduct of their respective businesses.

“Company Acquisition Proposal” means (i) any proposal or offer with respect to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Company or any Company Subsidiary and (ii) any acquisition by any Person, or proposal or offer, which if consummated would result in any Person becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, 10% or more of the total voting power or of any class of equity securities of the Company or those of any of the Company Subsidiaries, or 10% or more of the consolidated total assets (including equity securities of the Company Subsidiaries) of the Company, in each case other than the Transactions.

“Company Common Stock” means the common stock of the Company.

“Company Conversion Share” means a share of Company Common Stock issued and outstanding immediately prior to the First Effective Time that is not canceled pursuant to Section 2.01(b).

“Company Expenses” means, as of any determination time, the aggregate amount of fees, expense, commissions or other amounts incurred by or on behalf of, and that are due and payable by and not otherwise expressly allocated to Ithax pursuant to the terms this Agreement, the Company or any Company Subsidiary in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Agreements, the performance of its covenants or agreements in this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of the Company or any Company Subsidiary and (b) any other fees, expenses, commissions or other amounts that are expressly allocated to the Company pursuant to this Agreement or any Ancillary Agreement. Notwithstanding the foregoing, the Reimbursable Expenses shall be deemed Company Expenses.

“Company Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects, is or is reasonably likely to (i) be materially adverse to the business, condition (financial or otherwise), assets, liabilities, business plans or results of operations of the Company and the Company Subsidiaries taken as a whole, or (ii) prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay the Company from performing its obligations under this Agreement; provided, however, that, in the case of clause (i), none of the following shall be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur: any adverse change, event, effect or occurrence arising after the date hereof from or related to (a) general changes in economic conditions in or affecting the United States or any other country, or the global economy generally, (b) engagement by the United States or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (c) changes in conditions of the financial, banking, capital or securities markets generally in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries, (d) changes in any applicable Laws, (e) any change, event, effect or occurrence that is generally applicable to the industries in which the Company or any Company Subsidiary operates, (f) the execution or public announcement of this Agreement or the pendency or consummation of the transactions contemplated by this Agreement, including the impact thereof on the relationships, contractual or otherwise, of the Company and the Company Subsidiaries with employees, customers, development partners, commercialization partners, investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees, payors or other third parties related thereto, (g) any failure by the Company or any Company Subsidiary to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (a) through (f), (h) or (i)), (h) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics, pandemics or quarantines, acts of God or other natural disasters or comparable events in the United States or any other country or region in the world, or any escalation of the foregoing or (i) pandemics (including COVID-19), epidemics and disease outbreaks, earthquakes, hurricanes, tornados, mudslides or other natural disasters (including in each case governmental action in response thereto, including COVID-19 Measures); provided, however, that any change, event, effect or occurrence resulting from a matter described in any of the foregoing clauses (a) through (e), (h) or (i) may be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur to the extent such change, event, effect or occurrence has a disproportionate adverse effect on the Company and the Company Subsidiaries, taken as a whole, relative to other participants operating in the industries or markets in which the Company and the Company Subsidiaries operate.

“Company Owned Intellectual Property Rights” means all Intellectual Property owned or purported to be owned by the Company or the Company Subsidiaries.

“Confidential Information” means any information, knowledge or data concerning the businesses and affairs of the Company or the Company Subsidiaries that is not already generally available to the public, including any Intellectual Property rights.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, decree, judgment, injunction or other order, directive, guidelines or recommendations by any Governmental Authority or industry group in connection with or in response to the coronavirus (COVID-19) pandemic, including the Coronavirus Aid, Relief, and Economic Security Act (CARES).

“Disabling Devices” means undisclosed Software viruses, time bombs, logic bombs, Trojan horses, trap doors, back doors, or other computer instructions, intentional devices or techniques that are designed to disrupt, damage, disable, maliciously encumber, hack into, incapacitate, infiltrate or shut down a computer system or any component of such computer system in an unauthorized manner, including any such device affecting system security or compromising or disclosing user data.

“Environmental Laws” means any United States federal, state or local or non-United States laws in effect as of or prior to the Closing Date relating to (i) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (iii) pollution or protection of the environment natural resources, or human health and safety (with respect to exposure to Hazardous Substances).

“ERISA Affiliate” means any trade or business that, together with the Company or any Company Subsidiary would be deemed a “single employer” for purposes of Section 4001(b)(1) of ERISA and/or Sections 414(b), (c) and/or (m) of the Code.

“Expenses” means all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a Party and its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement, the solicitation of stockholder or shareholder approvals, the filing of any required notices under the HSR Act or other similar regulations and all other matters related to the Closing of the Mergers and the other Transactions.

“Hazardous Substances” means (i) those substances regulated under the following United States federal statutes and their state counterparts due to their hazardous or deleterious properties or characteristics, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) natural gas, synthetic gas, and any mixtures thereof; (iv) polychlorinated biphenyls, asbestos and radon; and (v) any substance, material, contaminant, or waste regulated by any Governmental Authority pursuant to any Environmental Law due to its hazardous or deleterious properties or characteristics.

“Intellectual Property” means (i) patents, patent applications and patent disclosures, together with all reissues, continuations, continuations-in-part, divisionals, revisions, extensions or reexaminations thereof, (ii) trademarks and service marks, trade dress, logos, trade names, corporate names, brands, slogans, logos, Internet domain names and other source identifiers together with all translations, adaptations, derivations, combinations and other variants of the foregoing, and all applications, registrations, and renewals in connection therewith, together with all of the goodwill associated with the foregoing (collectively, “Marks”), (iii) copyrights and other works of authorship (whether or not copyrightable), and moral rights, and registrations and applications for registration thereof, (iv) rights in trade secrets and know-how (including ideas, formulas, compositions, inventions (whether or not patentable or reduced to practice)), customer and supplier lists, improvements, protocols, processes, methods and techniques, research and development information, industry analyses, algorithms, architectures, layouts, drawings, specifications, designs, plans, methodologies, proposals, industrial models, technical data, financial and accounting and all other data, databases and database rights, pricing and cost information, business and marketing plans and proposals, and customer and supplier lists (including lists of prospects and related information); and (v) all other intellectual property or proprietary rights of any kind or description.

“Ithax Cayman Governing Documents” means the certificate of incorporation issued by the Cayman Islands Registrar of Companies, the amended and restated memorandum and articles of association and the other organizational documents of Ithax.

“Ithax Acquisition Proposal” means (i) any proposal or offer with respect to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving Ithax and (ii) any acquisition by any Person, or proposal or offer, which if consummated would result in any Person becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, 10% or more of the total voting power or of any class of equity securities of Ithax, other than the Transactions, provided, however, that any issuances and sales of Ithax Common Stock in accordance with Section 5.02(a) shall not be a Ithax Acquisition Proposal.

“Ithax Certificate of Incorporation” means (a) prior to the Domestication, the Ithax Cayman Governing Documents, (b) following the Domestication, the Interim Ithax Certificate of Incorporation.

“Ithax Class A Ordinary Shares” means Ithax’s Class A ordinary shares, par value $0.001 each.

“Ithax Class B Ordinary Shares” means Ithax’s Class B ordinary shares, par value $0.001 each.

“Ithax Common Stock” means (a) prior to the Domestication, the Ithax Ordinary Shares and (b) following the Domestication, the shares of Class A common stock of Ithax.

“Ithax Expenses” means, as of any determination time, the aggregate amount of fees, expense, commissions or other amounts incurred by or on behalf of, and that are due and payable by and not otherwise expressly allocated to the Company pursuant to the terms of this Agreement, Ithax, Merger Sub I or Merger Sub II in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Agreements, the performance of its covenants or agreements in this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of Ithax, Merger Sub I or Merger Sub II and (b) any other fees, expenses, commissions or other amounts that are expressly allocated to Ithax, Merger Sub I or Merger Sub II pursuant to this Agreement or any Ancillary Agreement. For the avoidance of doubt, Ithax Expenses shall not include any Company Expenses, including the Reimbursable Expenses (but the Reimbursable Expenses are subject to the reimbursement obligations set forth in Section 8.03).

“Ithax Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects, is or is reasonably likely to (i) be materially adverse to the business, condition (financial or otherwise), assets, liabilities, business plans or results of operations of Ithax and its Subsidiaries taken as a whole, or (ii) prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay Ithax from performing its obligations under this Agreement; provided, however, that, in the case of clause (i), none of the following shall be taken into account in determining whether an Ithax Material Adverse Effect has occurred or is reasonably likely to occur: any adverse change, event, effect or occurrence arising after the date hereof from or related to (a) general changes in economic conditions in or affecting the United States or any other country, or the global economy generally, (b) engagement by the United States or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (c) changes in conditions of the financial, banking, capital or securities markets generally in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries or (d) changes in any applicable Laws; provided, however, that any change, event, effect or occurrence resulting from a matter described in any of the foregoing clauses (a) through (d) may be taken into account in determining whether an Ithax Material Adverse Effect has occurred or is reasonably likely to occur to the extent such change, event, effect or occurrence has a disproportionate adverse effect on Ithax and its Subsidiaries, taken as a whole, relative to other participants operating in the industries or markets in which Ithax and its Subsidiaries operate.

“Ithax Ordinary Shares” means the Ithax Class A Ordinary Shares and Ithax Class B Ordinary Shares.

“Ithax Preferred Stock” means (a) prior to the Domestication, the preference shares, par value $0.001 each of Ithax and (b) following the Domestication, the shares of preferred stock, of Ithax.

“Ithax Warrant Agreement” means that certain warrant agreement dated January 27, 2021 by and between Ithax and Continental Stock Transfer & Trust Company.

“Ithax Warrants” means the warrants of Ithax contemplated under the Ithax Warrant Agreement.

“knowledge” or “to the knowledge” of a Person means in the case of the Company, Prasad Gundumogula, Raja Venkatesh, Venkat Pasupuleti, Michael Thomas and Dan Figenshu after reasonable investigation of direct reports, and in the case of Ithax, the knowledge of Orestes Fintiklis and Dimitrios Athanasopoulos after reasonable inquiry of direct reports.

“Lease Documents” means all leases, subleases, licenses, concessions and other agreements (including all amendments, extensions, renewals, guaranties and other agreements with respect thereto) pursuant to which the Company or any Subsidiary holds any Leased Real Property.

“Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or any Subsidiary.

“Lien” means any lien, transfer restriction, security interest, claim, pledge, option, right of first refusal, right of first offer, mortgage, pledge, agreement, limitation on the Company’s or any Company Subsidiary’s voting rights, charges and other encumbrances of any nature whatsoever. For clarity, Lien does not include licenses to Intellectual Property.

“Marks” has the meaning set forth in the definition of “Intellectual Property.”

“Open Source Software” means any Software that is licensed pursuant to:  (a) any license that is a license now or in the future approved by the open source initiative and listed at http://www.opensource.org/licenses, which licenses include all versions of the GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the GNU Affero GPL, the MIT license, the Eclipse Public License, the Common Public License, the CDDL, the Mozilla Public License (MPL), the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), and the Sun Industry Standards License (SISL); or (b) any license to Software that is considered “free” or “open source software” by the Open Source Foundation or the Free Software Foundation.

“Permitted Liens” means (a) mechanic’s, materialmen’s, carriers’, repairers’ and other similar statutory Liens arising or incurred in the ordinary course of business for amounts that are not yet delinquent or are being contested in good faith by appropriate proceedings and for which reserves have been established in accordance with GAAP, (b) Liens for Taxes, assessments or other governmental charges not yet due or which are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP, (c) encumbrances and restrictions on real property (including easements, covenants, conditions, rights of way and similar restrictions) that do not prohibit or materially interfere with the Company’s or any of the Company Subsidiaries’ use or occupancy of such real property, (d) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Authority having jurisdiction over such real property and which are not violated by the use or occupancy of such real property or the operation of the businesses of the Company and the Company Subsidiaries and do not prohibit or materially interfere with the Company’s and the Company Subsidiaries’ use or occupancy of such real property, (e) cash deposits or cash pledges to secure the payment of workers’ compensation, unemployment insurance, social security benefits or obligations arising under similar Laws, or to secure the performance of public or statutory obligations, surety or appeal bonds, and other obligations of a like nature, in each case in the ordinary course of business and which are not yet due and payable, (f) non-exclusive licenses of non-material Intellectual Property in the ordinary course of business consistent with past practice and (g) other Liens that do not materially and adversely affect the value, use or operation of the asset subject thereto.

“person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Personal Information” means any information or data that, alone or in combination with other information held by the Company or the Company Subsidiaries, could be used to identify, or is otherwise associated with an individual person including an individual’s name, address, email address, age, gender, identification number, income or other financial information, family status, citizenship, employment, assets, liabilities, source of funds, payment records, credit information, bank information, customer or account number, personal references and health records and submitted health care claims for reimbursements.

“Privacy/Data Security Laws” means all laws governing the receipt, collection, use, retention, storage, processing, sharing, security, disclosure, transfer or disposal of Personal Information or the security of Company’s Business Systems or Business Data including state breach notification laws, anti-spam laws, laws concerning requirements for website and mobile application privacy policies and practices, and consumer privacy and protection laws.

“Redemption Rights” means the redemption rights provided for in Article 36 of the amended and restated articles of association of Ithax.

“Sanctions” means any applicable laws, regulations, economic or financial sanctions, trade embargoes or restrictive measures imposed, administered, enacted or enforced from time to time by any Sanctions Authority;

“Sanctions Authority” means (i) the United States, (ii) the United Nations Security Council, (iii) the European Union, (iv) any European member state, (v) the United Kingdom or (vi) the respective governmental institutions of any of the foregoing that administer Sanctions, including Her Majesty’s Treasury’s Office of Financial Sanctions Implementation, the Office of Foreign Assets Control of the US Department of the Treasury, or the US Department of State.

“Sanctioned Person” means any person or entity: (i) designated by a Sanctions Authority on any list of persons subject to Sanctions; (ii) that is, or part of, a government of a Sanctioned Territory; (iii) directly or indirectly 50 percent or more owned or controlled by any of the foregoing; or (iv) that is located, organized or residing in any Sanctioned Territory.

“Sanctioned Territory” means any country or other territory subject to a comprehensive embargo under any Sanctions, which currently include Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine.

“Software” means all computer software (in object code or source code format), data and databases, and related documentation and materials.

“Subsidiary” or “Subsidiaries” of the Company, the Second Surviving Company, Ithax or any other person means an Affiliate controlled by such person, directly or indirectly, through one or more intermediaries.

“Takeover Statute” means any “fair price,” “moratorium,” “interested stockholder,” “control share acquisition,” “business combination” or other anti-takeover Law or similar Law enacted under state or federal Law, including DGCL 262.

“Tax” or “Taxes” shall mean any and all taxes, charges, withholdings, fees, levies, imposts, duties or other charges, in each case in the nature of taxes imposed by any Governmental Authority, including income, net income, gross income, receipts, capital, windfall profit, severance, property (real and personal), production, sales, goods and services, use, business and occupation, license, excise, registration, franchise, employment, payroll (including social security contributions), withholding, alternative or add-on minimum, intangibles, ad valorem, transfer, gains, stamp, customs, duties, estimated, transaction, title, capital, paid-up capital, profits, premium, value added, recording, inventory and merchandise, business privilege, federal highway use, commercial rent or environmental taxes, and any liability or obligations under unclaimed property, escheat, or similar Laws, together with any interest, penalties, fines, additions to tax or additional amounts, whether disputed or not.

“Tax Return” shall mean any return, declaration, form, report, claim, information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Transaction Documents” means this Agreement, including all Schedules and Exhibits hereto, the Company Disclosure Schedule, the Ancillary Agreements, and all other agreements, certificates and instruments executed and delivered by Ithax, Merger Sub I, Merger Sub II or the Company in connection with the Transaction.

“Transactions” the transactions contemplated by this Agreement and the Transaction Documents, including the Mergers, the Domestication and the issuance of Ithax Common Stock.

“Treasury Regulations” means the United States Treasury regulations issued pursuant to the Code.

“Unpaid Company Expenses” means the Company Expenses that are unpaid as of immediately prior to the Closing.

“Unpaid Ithax Expenses” means the Ithax Expenses that are unpaid as of immediately prior to the Closing.

“WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988, 29. U.S.C. § 2101, et seq., and similar applicable state Laws related to plant closings, mass layoffs, and employment losses.

(b)            The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition

2021 Balance Sheet	§ 3.07(b)
ACA	§ 3.10(j)
Action	§ 3.09
Agreement	Preamble
Antitrust Laws	§ 6.15(a)
Audited Financial Statements	§ 3.07(a)
Blue Sky Laws	§ 3.05(b)
Cayman Islands Companies Act	Recitals
Claims	§ 5.03
Closing	§ 1.02
Closing Date	§ 1.02
Code	Recitals
Company	Preamble
Company Acquisition Agreement	§ 6.05
Company Board	Recitals
Company Disclosure Schedule	Article III
Company Permits	§ 3.06
Company Related Party	§ 3.22
Company Stockholder Approval	§ 3.18(b)
Company Subsidiary	§ 3.01(a)
Data Security Requirements	§ 3.13(h)
DGCL	Recitals
DLLCA	Recitals
Domestication	Recitals
Earn-Out Agreement	Recitals
Environmental Permits	§ 3.15
ERISA	§ 3.10(a)
ESPP	§ 6.18(b)
Exchange Act	§ 3.05(b)
First Certificate of Merger	§ 1.03(a)
First Effective Time	§ 1.03(a)
Final Ithax Certificate of Incorporation	§ 1.05(b)

Defined Term	Location of Definition

First Merger	Recitals
First Surviving Company	§ 1.01(a)
First Surviving Company Common Stock	§ 2.01(c)
Foreign Person	§ 4.15
GAAP	§ 3.07(a)
Governmental Authority	§ 3.05(b)
HSR Act	§ 3.05(b)
Intended Tax Treatment	§ 6.09(b)
Interim Ithax Certificate of Incorporation	§ 1.05(a)
Investors	Recitals
IRS	§ 3.10(b)
IRS Notice	§ 6.09(e)
Ithax	Preamble
Ithax Acquisition Agreement	§ 6.13
Ithax Board	Recitals
Ithax Proposals	§ 6.01(a)
Ithax Recommendation	§ 6.02(a)
Ithax Related Party	§ 4.16
Ithax SEC Reports	Article IV
Ithax Sponsor	Recitals
Ithax Shareholders’ Meeting	§ 4.10(a)
Ithax Warrant Conversion	§ 6.12
Law	§ 3.05(a)
Material Contracts	§ 3.16(a)
Mergers	Recitals
Merger Consideration	§ 2.01(a)
Merger Sub I	Preamble
Merger Sub II	Preamble
Merger Sub Governing Documents	§ 4.02
Merger Sub I Units	§ 4.03(a)
Merger Sub II Units	§ 4.03(a)
Mondee, Inc.	§ 3.07(a)
Mondee LLC	Recitals
Non-disclosure Agreement	§ 6.04(b)
Order	§ 7.01(b)
Outside Date	§ 8.01(b)
Party	Preamble
PCAOB Audited Financials	§ 6.16
Plans	§ 3.10(a)
Private Placements	Recitals
Proxy Statement	§ 6.01(a)
Registration Rights Agreement	§ 7.02(f)
Registration Statement	§ 6.01(a)
Reimbursable Expenses	§ 8.03
Representatives	§ 6.04(a)
SEC	Article IV

Defined Term	Location of Definition

Second Certificate of Merger	§ 1.03(b)
Second Effective Time	§ 1.03(b)
Second Merger	Recitals
Second Surviving Company	§ 1.01(b)
Securities Act	§ 3.03(b)
Sponsor	Recitals
Sponsor Support Agreement	Recitals
Stock Incentive Plan	§ 6.18(a)
Stockholder Support Agreement	Recitals
Subscription Agreements	Recitals
Surviving Company Governing Documents	§ 1.05(d)
Terminating Company Breach	§ 8.01(e)
Terminating Ithax Breach	§ 8.01(f)
Trust Account	§ 4.13
Trust Agreement	§ 1.07
Trust Fund	§ 4.13
Trustee	§ 4.13
Written Consent	§ 3.18(b)

Section 9.04               Severability.

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to affect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

Section 9.05               Entire Agreement; Assignment.

This Agreement and the Ancillary Agreements constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede, except as set forth in Sections 6.04(b), all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise). Any attempted assignment of this Agreement not in accordance with the terms of this Section 9.05 shall be null and void ab initio.

Section 9.06               Parties in Interest.

This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.07 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

Section 9.07               Governing Law; Venue.

This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The Parties hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any Party, and (b) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the Transactions, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 9.08               Waiver of Jury Trial.

Each of the Parties hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any Action directly or indirectly arising out of, under or in connection with this Agreement or the Transactions. Each of the Parties (a) certifies that no Representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it has been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.08.

Section 9.09               Construction.

(a)            The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

(b)            Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively (iii) the definitions contained in this agreement are applicable to the other grammatical forms of such terms, (iv) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement, (v) the terms “Article,” “Section,” “Schedule,” and “Exhibit” refer to the specified Article, Section, Schedule or Exhibit of or to this Agreement, (vi) the word “including” means “including without limitation,” (vii) the word “or” shall be disjunctive but not exclusive, (viii) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto, (ix) references to “$” or “dollar” or “US$” shall be references to United States dollars and (x) references to any Law shall include all rules and regulations promulgated thereunder and references to any Law shall be construed as including all statutory, legal, and regulatory provisions consolidating, amending or replacing such Law.

(c)            The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party.

(d)            Wherever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified, and when counting days, the date of commencement will not be included as a full day for purposes of computing any applicable time periods (except as otherwise may be required under any applicable Law). If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, that such action may be deferred until the next Business Day.

(e)            All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(f)            The phrases “provided to,” “furnished to,” “made available,” and phrases of similar import when used herein, unless the context otherwise requires, means that a copy of the information or material referred to has been provided to the Party to which such information or material is to be provided or furnished (i)  in the Virtual Data Room set up by the Company in connection with this Agreement or (ii) by delivery to such Party or its legal counsel via electronic mail or hard copy form, in each case, no later than one (1) day prior to the date hereof.

Section 9.10               Counterparts.

This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 9.11               Specific Performance.

The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the Parties’ obligation to consummate the Mergers) in the Court of Chancery of the State of Delaware or, if that court does not have jurisdiction, any court of the United States located in the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. Each of the Parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 9.12       No Recourse.

This Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and none of the Representatives of Ithax (including the Sponsor) or the Company (including directors, officers, employees and shareholders) shall have any liability arising out of or relating to this Agreement or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein.

[Signature Page Follows.]

IN WITNESS WHEREOF, Ithax, Merger Sub I, Merger Sub II and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ITHAX ACQUISITION CORP.

By	/s/ Orestes Fintiklis
Name: Orestes Fintiklis
Title: Chief Executive Officer

ITHAX MERGER SUB I, LLC

By	/s/ Orestes Fintiklis
Name: Orestes Fintiklis
Title: President, Secretary and Treasurer

ITHAX MERGER SUB II, LLC

By	/s/ Orestes Fintiklis
Name: Orestes Fintiklis
Title: President, Secretary and Treasurer

MONDEE HOLDINGS II, INC.

By	/s/ Prasad Gundumogula
Name: Prasad Gundumogula
Title: Chief Executive Officer

[Signature Page to Business Combination Agreement]

EXHIBIT A

Form of Amended and Restated Certificate of Incorporation of Ithax

[see attached]

Final Form

CERTIFICATE OF INCORPORATION

OF

Mondee Holdings, Inc.

ARTICLE I

NAME

The name of the corporation is Mondee Holdings, Inc. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware 19801, and the name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”) as it now exists or may hereafter be amended and supplemented.

ARTICLE IV

AUTHORIZED CAPITAL

The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is [☐]. The total number of shares of Common Stock that the Corporation is authorized to issue is [☐], having a par value of $0.0001 per share, and the total number of shares of Preferred Stock that the Corporation is authorized to issue is [☐], having a par value of $0.0001 per share. The Common Stock will constitute of two classes: (i) [☐] shares of Class A Common Stock and (ii) [☐] shares of Class C Common Stock. Class A Common Stock and Class C Common Stock will parri passu in all respects, except that Class C Common Stock will not entitle the record holder thereof to any voting powers except as required by law.

ARTICLE V

CAPITAL STOCK

The designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation are as follows:

A.	COMMON STOCK.

1.      General.      The voting, dividend, liquidation and other rights and powers of the Common Stock are subject to and qualified by the rights, powers and preferences of any series of Preferred Stock as may be designated by the Board of Directors of the Corporation (the “Board of Directors”) and outstanding from time to time.

2.      Voting.      Except as otherwise provided herein or expressly required by law, each holder of Common Stock, as such, shall be entitled to vote on each matter submitted to a vote of stockholders and shall be entitled to one vote for each share of Class A Common Stock held of record by such holder as of the record date for determining stockholders entitled to vote on such matter, including the election or removal of directors. Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designation (as defined below)) that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designation) or pursuant to the DGCL. Except as otherwise required by law, shares of Class C Common Stock will not entitle the record holder thereof to any voting powers.

Subject to the rights of any holders of any outstanding series of Preferred Stock, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any Common Stock or the Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holder is expressly required pursuant to this Certificate of Incorporation (including any Certificate of Designation).

3.            Dividends and Distributions. Subject to applicable law and the rights and preferences of any holders of any outstanding series of Preferred Stock, dividends and distributions may be declared and paid ratably on the Common Stock out of the assets of the Corporation that are legally available for this purpose at such times and in such amounts as the Board of Directors in its discretion shall determine.

4.            Liquidation, Dissolution or Winding Up. Subject to applicable law and the rights and preferences of any holders of any shares of any outstanding series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up of the Corporation, the holders of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares of Common Stock held by each such holder.

5.            Transfer Rights. Subject to applicable law and the transfer restrictions set forth in [Article VII of the bylaws] of the Corporation (as such Bylaws may be amended from time to time, the “Bylaws”), shares of Common Stock and the rights and obligations associated therewith shall be fully transferable to any transferee.

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B.	PREFERRED STOCK

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series to have such terms as stated or expressed herein, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designation relating thereto in accordance with the DGCL (a “Certificate of Designation”), to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the creation and issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law and this Certificate of Incorporation (including any Certificate of Designation). Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Certificate of Incorporation (including any Certificate of Designation).

The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE VI

BOARD OF DIRECTORS

For the management of the business and for the conduct of the affairs of the Corporation it is further provided that:

A.            The directors of the Corporation shall be classified with respect to the time for which they severally hold office into three classes, designated as Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one third of the total number of directors constituting the whole Board. The initial Class I directors shall serve for a term expiring at the first annual meeting of the stockholders following the filing and effectiveness of this Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”); the initial Class II directors shall serve for a term expiring at the second annual meeting of the stockholders following the Effective Time; and the initial Class III directors shall serve for a term expiring at the third annual meeting following the Effective Time. At each succeeding annual meeting of stockholders of the Corporation beginning with the first annual meeting of stockholders following the Effective Time, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Each director shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification or removal in accordance with this Certificate of Incorporation.

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B.            Except as otherwise expressly provided by the DGCL or this Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors that shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors in accordance with the Bylaws. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any such additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director.

C.            Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, the Board of Directors or any individual director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of voting stock of the Corporation entitled to vote at an election of directors.

D.            Except as otherwise provided by law and subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, any vacancies on the Board of Directors resulting from death, resignation, disqualification, retirement, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall be filled exclusively by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director (other than any directors elected by the separate vote of one or more outstanding series of Preferred Stock), and shall not be filled by the stockholders. Any director appointed in accordance with the preceding sentence shall hold office until the expiration of the term of the class to which such director shall have been appointed or until his or her earlier death, resignation, retirement, disqualification, or removal. There shall be no limit on the number of terms a director may serve on the Board of Directors.

E.            Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal and other features of such directorships shall be governed by the terms of this Certificate of Incorporation (including any Certificate of Designation). Notwithstanding anything to the contrary in this Article VI, the number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to paragraph B of this Article VI, and the total number of directors constituting the whole Board of Directors shall be automatically adjusted accordingly. Except as otherwise provided in the Certificate of Designation(s) in respect of one or more series of Preferred Stock, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such Certificate of Designation(s), the terms of office of all such additional directors elected by the holders of such series of Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall automatically be reduced accordingly.

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F.            In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws, subject to the power of the stockholders of the Corporation entitled to vote with respect thereto to adopt, amend or repeal the Bylaws in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation. The stockholders of the Corporation shall also have the power to adopt, amend or repeal the Bylaws; provided, that in addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Certificate of Incorporation (including any Certificate of Designation in respect of one or more series of Preferred Stock) or the Bylaws of the Corporation, the adoption, amendment or repeal of the Bylaws of the Corporation by the stockholders of the Corporation shall require the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of voting stock of the Corporation entitled to vote generally in an election of directors; provided, further, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board of Directors that would have been valid if such Bylaws had not been adopted.

G. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

ARTICLE VII

MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

A.            Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders of the Corporation, and shall not be taken by written consent in lieu of a meeting. Notwithstanding the foregoing, any action required or permitted to be taken by the holders of any series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable Certificate of Designation relating to such series of Preferred Stock, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of the relevant series of Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with the applicable provisions of the DGCL.

B.            Subject to the special rights of the holders of one or more series of Preferred Stock, and to the requirements of applicable law, special meetings of the stockholders of the Corporation may be called for any purpose or purposes, at any time only by or at the direction of the majority of the Board of Directors, the Chairperson of the Board of Directors, the Chief Executive Officer or President, in each case, in accordance with the Bylaws, and shall not be called by any other person or persons. Any such special meeting so called may be postponed, rescheduled or cancelled by the Board of Directors or other person calling the meeting.

C.            Advance notice of stockholder nominations for the election of directors and of other business proposed to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes identified in the notice of meeting.

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ARTICLE VIII

LIMITATION OF DIRECTOR LIABILITY

No director of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. Any amendment, repeal or modification of this Article VII, or the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VII, shall not adversely affect any right or protection of a director of the Corporation with respect to any act or omission occurring prior to such amendment, repeal, modification or adoption. If the DGCL is amended after approval by the stockholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

ARTICLE IX

BUSINESS COMBINATION

The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL. Notwithstanding the foregoing, the Corporation shall not engage in any business combination, at any point in time at which the Corporation’s Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act of 1934, as amended (the “Exchange Act”), with any interested stockholder (as defined below) for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:

A.            Prior to such time, the Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; or

B.             Upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

C.             At or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the Corporation that is not owned by the interested stockholder; or

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D.            The stockholder became an interested stockholder inadvertently and (i) as soon as practicable divested itself of ownership of sufficient shares so that the stockholder ceased to be an interested stockholder and (ii) was not, at any time within the three-year period immediately prior to a business combination between the Corporation and such stockholder, an interested stockholder but for the inadvertent acquisition of ownership.

E.             For purposes of this Article IX:

(i) “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (a) is the owner of 15% or more of the outstanding voting stock of the Corporation, (b) is an affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder or (c) the affiliates and associates of any such person described in clauses (a) and (b); provided, however, that “interested stockholder” shall not include any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation; provided, that such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of (x) further corporate action not caused, directly or indirectly, by such person or (y) an acquisition of a de minimis number of such additional shares. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise;

(ii) “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:

(a) any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (A) with the interested stockholder, or (B) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation, Article IX is not applicable to the surviving entity;

(b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority- owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

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(c) any transaction that results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (B) pursuant to a merger under Section 251(g) of the DGCL; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (D) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (E) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (C)-(E) of this subsection (c) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

(d) any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation that has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary that is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; and

(e) any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (a)-(d) above) provided by or through the Corporation or any direct or indirect majority- owned subsidiary.

ARTICLE X

INDEMNIFICATION

A.            The Corporation shall, to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) (a “Proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including, without limitation, attorneys’ fees and disbursements and ERISA excise taxes), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any Proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any Proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

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B.            The Corporation shall, to the fullest extent permitted by the DGCL, indemnify and hold harmless any person who was or is a party or is threatened to be made a party to or is otherwise involved in any Proceeding by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or employee benefit plan, against reasonable and documented out-of-pocket expenses (including, without limitation, attorneys’ fees and disbursements, judgments, fines, ERISA excise taxes, damages, claims and penalties and amounts paid in settlement) actually and reasonably incurred by such person in connection with such Proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any Proceeding as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

C.            Expenses (including attorneys’ fees) incurred by a director or officer in defending any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article X. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

D.            The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under this Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in this Article X shall be made to the fullest extent permitted by law.

E.            Any repeal or modification of this Article X by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director, officer, employee or agent of the Corporation (collectively, the “Covered Persons”) existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

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F.            Notwithstanding that a Covered Person may have certain rights to indemnification, advancement of expenses or insurance provided by other persons (collectively, the “Other Indemnitors”), with respect to the rights to indemnification, advancement of expenses or insurance set forth herein, the Corporation: (i) shall be the indemnitor of first resort (i.e., its obligations to Covered Persons are primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Covered Persons are secondary); and (ii) shall be required to advance the full amount of expenses incurred by Covered Persons and shall be liable for the full amount of all liabilities, without regard to any rights Covered Persons may have against any of the Other Indemnitors. No advancement or payment by the Other Indemnitors on behalf of Covered Persons with respect to any claim for which Covered Persons have sought indemnification from the Corporation shall affect the immediately preceding sentence, and the Other Indemnitors shall have a right of contribution or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Covered Persons against the Corporation. Notwithstanding anything to the contrary herein, the obligations of the Corporation under this Article X shall only apply to Covered Persons in their capacity as Covered Persons.

ARTICLE XI

COMPETITION AND CORPORATE OPPORTUNITIES

A.            In recognition and anticipation that (a) certain directors, principals, officers, employees or other representatives of an Exempted Person (as defined below) and its Affiliates (as defined below) may serve as directors, officers or agents of the Corporation, (b) an Exempted Person and its Affiliates, including (i) any portfolio company in which it or any of its investment fund Affiliates have made a debt or equity investment (and vice versa) or (ii) any of its limited partners, non-managing members or other similar direct or indirect investors may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (c) members of the Board of Directors who are not employees of the Corporation (“Non-Employee Directors”) and their respective Affiliates, including (i) any portfolio company in which they or any of their respective investment fund Affiliates have made a debt or equity investment (and vice versa) or (ii) any of their respective limited partners, non-managing members or other similar direct or indirect investors may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Article XI are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve any Exempted Person, Non-Employee Director or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith.

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B.            Neither (i) any Exempted Person nor (ii) any Non-Employee Director (including any Non-Employee Director who serves as an officer of the Corporation in both his or her director and officer capacities) or his or her Affiliates (other than the Corporation, any of its subsidiaries or their respective officers or employees) (the Persons (as defined below) identified in (i) and (ii) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by law, have any fiduciary duty to refrain from directly or indirectly (A) engaging in and possessing interests in other business ventures of every type and description, including those engaged in the same or similar business activities or lines of business in which the Corporation or any of its subsidiaries now engages or proposes to engage or (B) competing with the Corporation or any of its subsidiaries, on its own account, or in partnership with, or as an employee, officer, director or shareholder of any other Person (other than the Corporation or any of its subsidiaries), and, to the fullest extent permitted by law, no Identified Person shall be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted from time to time by the laws of the State of Delaware, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity that may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in Section C of Article XI. Subject to Section C of Article XI, in the event that any Identified Person acquires knowledge of a potential transaction or matter that may be a corporate or other business opportunity for itself, herself or himself, or any of its or his or her Affiliates, and the Corporation or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no duty (fiduciary, contractual or otherwise) to communicate or present such transaction or matter to the Corporation or any of its subsidiaries, as the case may be and, to the fullest extent permitted by law, shall not be liable to the Corporation or its stockholders or to any subsidiary of the Corporation for breach of any duty (fiduciary, contractual or otherwise) as a stockholder or director of the Corporation by reason of the fact that such Identified Person, directly or indirectly, pursues or acquires such opportunity for itself, herself or himself, directs such opportunity to another Person or does not present such opportunity to the Corporation or any of its subsidiaries (or its Affiliates).

C.            The Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director (including any Non-Employee Director who serves as an officer of this Corporation) if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the Corporation, and the provisions of Section B of this Article XI shall not apply to any such corporate opportunity.

D.            In addition to and notwithstanding the foregoing provisions of this Article XII, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that (a) the Corporation is neither financially or legally able, nor contractually permitted to undertake, (b) from its nature, is not in the line of the Corporation’s business or is of no practical advantage to the Corporation or (c) is one in which the Corporation has no interest or reasonable expectancy.

E.            For purposes of this Article XI, (i) “Affiliate” means (a) in respect of an Exempted Person, any Person that, directly or indirectly, is controlled by such Exempted Person, controls such Exempted Person or is under common control with such Exempted Person and shall include any principal, member, director, partner, stockholder, officer, employee or other representative of any of the foregoing (other than the Corporation and any entity that is controlled by the Corporation), (b) in respect of a Non-Employee Director, any Person that, directly or indirectly, is controlled by such Non-Employee Director (other than the Corporation and any entity that is controlled by the Corporation) and (c) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation; (ii) “Exempted Person” means (a) Fly OCP LLC, Morgan Stanley and each of their respective Affiliates; and (iii) “Person” means any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.

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F.             To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article XI.

ARTICLE XII

EXCLUSIVE FORUM

A.            Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court declines or does not have jurisdiction, the federal district court for the District of Delaware or, in the event that the federal district court for the District of Delaware does not have jurisdiction, other state courts of the State of Delaware) and any appellate court thereof shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Bylaws or this Certificate of Incorporation (as either may be amended from time to time), (iv) any action, suit or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (v) any action, suit or proceeding asserting a claim against the Corporation or any current or former director, officer or stockholder governed by the internal affairs doctrine. If any action the subject matter of which is within the scope of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

B.             Notwithstanding the foregoing, the provisions of this Article XII(A) shall not apply to suits brought to enforce any liability or duty created by the Securities Act of 1993, as amended (the “Securities Act”), the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act and the Exchange Act.

C.             Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article XII.

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ARTICLE XIII

MISCELLANEOUS

A.            The Corporation reserves the right at any time and from time to time to amend, alter, change, add or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Certificate of Incorporation and the DGCL; and notwithstanding anything contained in this Certificate of Incorporation or the Bylaws to the contrary, in addition to any vote required by applicable law, prior to the [seventh (7th)] anniversary of the Effective Time, the following provisions in this Certificate of Incorporation may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith or herewith may be adopted, only by the affirmative vote of the holders of at least 66 2/3% of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class: Article V(B) [Preferred Stock], Article VI [Board of Directors], Article VII [Meeting of Stockholders; Action by Written Consent], Article VII [Limitation of Director Liability], Article IX [Business Combination], Article X [Indemnification], Article XI [Competition and Corporate Opportunities], Article XII [Forum Selection], and this Article XIII [Miscellaneous].

B.            If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby and (ii) to the fullest extent permitted by applicable law, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Incorporation to be executed by its duly authorized officer as this ______ day of ____________, 2021.

[☐]

By:
Name:
Title:

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EXHIBIT B

Form of Amended and Restated Bylaws of Ithax

Final Form

Bylaws

of

Mondee Holdings, Inc.

(a Delaware corporation)

i

TABLE OF CONTENTS

(continued)

ii

Bylaws

of

Mondee Holdings, Inc.

Article I - Corporate Offices

Section 1.1           Registered Office.

The address of the registered office of Mondee Holdings, Inc. (the “Corporation”) in the State of Delaware, and the name of its registered agent at such address, shall be as set forth in the Corporation’s certificate of incorporation, as the same may be amended or restated from time to time (the “Certificate of Incorporation”).

Section 1.2           Other Offices.

The Corporation may have additional offices at any place or places, within or outside the State of Delaware, as the Corporation’s board of directors (the “Board”) may from time to time establish or as the business of the Corporation may require.

Article II - Meetings of Stockholders

Section 2.1           Place of Meetings.

Meetings of stockholders shall be held at any place within or outside the State of Delaware, designated from time to time by the Board and stated in the notice of the meeting. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.

Section 2.2           Annual Meeting.

The Board shall designate the date and time of the annual meeting. At the annual meeting, directors shall be elected and other proper business properly brought before the meeting in accordance with Section 2.4 of these bylaws may be transacted. The Board may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders.

Section 2.3           Special Meeting.

Special meetings of the stockholders may be called, postponed, rescheduled or cancelled only by such persons and only in such manner as set forth in the Certificate of Incorporation.

No business may be transacted at any special meeting of stockholders other than the business specified in the notice of such meeting.

Section 2.4            Notice of Business to be Brought before a Meeting.

(i)           At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in a notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) if not specified in a notice of meeting, otherwise brought before the meeting by the Board or the Chairperson of the Board or (c) otherwise properly brought before the meeting by a stockholder present in person who (1) (A) was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.4 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 2.4 in all applicable respects or (2) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”). The foregoing clause (c) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. For purposes of this Section 2.4, “present in person” shall mean that the stockholder proposing that the business be brought before the annual meeting of the Corporation, or, if the proposing stockholder is not an individual, a qualified representative of such proposing stockholder, appear at such annual meeting. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Stockholders seeking to nominate persons for election to the Board must comply with Section 2.5 and Section 2.6 and this Section 2.4 shall not be applicable to nominations except as expressly provided in Section 2.5 and Section 2.6.

(ii)           Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (a) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (b) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.4. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting (which, in the case of the first annual meeting of stockholders following the Effective Time (as defined in the Corporation’s Certification of Incorporation), the date of the preceding year’s annual meeting shall be deemed to be [●]); provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made by the Corporation (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of Timely Notice as described above.

(iii)          To be in proper form for purposes of this Section 2.4, a stockholder’s notice to the Secretary shall set forth:

(a)            As to each Proposing Person (as defined below), (1) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (2) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (1) and (2) are referred to as “Stockholder Information”);

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(b)            As to each Proposing Person, (1) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (2) any rights to dividends on the shares of any class or series of shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (3) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (4) any other material relationship between such Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation, on the other hand, (5) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (6) a representation that such Proposing Person intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from stockholders in support of such proposal and (7) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (1) through (7) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner; and

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(c)            As to each item of business that the stockholder proposes to bring before the annual meeting, (1) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment), (3) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or beneficial holder(s) or persons(s) who have a right to acquire beneficial ownership at any time in the future of the shares of any class or series of the Corporation or any other person or entity (including their names) in connection with the proposal of such business by such stockholder; and (4) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (c) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner.

For purposes of this Section 2.4, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.

(iv)          A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(v)           Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 2.4. The Board or chairperson of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.4, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.4, if the Proposing Person (or a qualified representative of the Proposing Person) does not appear at the annual meeting to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

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(vi)          This Section 2.4 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 2.4 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.4 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(vii)         For purposes of these bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service, in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act or by such other means as is reasonably designed to inform the public or securityholders of the Corporation in general of such information including, without limitation, posting on the Corporation’s investor relations website.

Section 2.5            Notice of Nominations for Election to the Board of Directors.

(i)            Subject in all respects to the provisions of the Certificate of Incorporation, nominations of any person for election to the Board at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (x) by or at the direction of the Board, including by any committee or persons authorized to do so by the Board or these bylaws, or (y) by a stockholder present in person (A) who was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.5 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 2.5 and Section 2.6 as to such notice and nomination. For purposes of this Section 2.5, “present in person” shall mean that the stockholder proposing that the business be brought before the meeting of the Corporation, or a qualified representative of such stockholder, appear at such meeting. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Except as may be otherwise provided by the terms of one or more series of Preferred Stock with respect to the rights of holders of one or more series of Preferred Stock to elect directors, the foregoing clause (y) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting or special meeting.

(ii)           Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting, the stockholder must (a) provide Timely Notice (as defined in Section 2.4) thereof in writing and in proper form to the Secretary of the Corporation, (b) provide the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required to be set forth by this Section 2.5 and Section 2.6 and (c) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5 and Section 2.6.

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(iii)          Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting in accordance with the Certificate of Incorporation, then for a stockholder to make any nomination of a person or persons for election to the Board at a special meeting, the stockholder must (a) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, (b) provide the information with respect to such stockholder and its candidate for nomination as required by this Section 2.5 and Section 2.6 and (c) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the 90th day prior to such special meeting or, if later, the 10th day following the day on which public disclosure (as defined in Section 2.4) of the date of such special meeting was first made.

(iv)          In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(v)           In no event may a Nominating Person provide Timely Notice with respect to a greater number of director candidates than are subject to election by shareholders at the applicable meeting. If the Corporation shall, subsequent to such notice, increase the number of directors subject to election at the meeting, such notice as to any additional nominees shall be due on the later of (a) the conclusion of the time period for Timely Notice, (b) the date set forth in Section 2.5(ii)(b), or (c) the tenth day following the date of public disclosure (as defined in Section 2.4) of such increase.

(vi)          To be in proper form for purposes of this Section 2.5, a stockholder’s notice to the Secretary shall set forth:

(a)            As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 2.4(iii)(a), except that for purposes of this Section 2.5 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(a));

(b)            As to each Nominating Person, any Disclosable Interests (as defined in Section 2.4(iii)(b), except that for purposes of this Section 2.5 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(b) and the disclosure with respect to the business to be brought before the meeting in Section 2.4(iii)(b) shall be made with respect to the election of directors at the meeting); and

(c)            As to each candidate whom a Nominating Person proposes to nominate for election as a director, (1) all information with respect to such candidate for nomination that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.5 and Section 2.6 if such candidate for nomination were a Nominating Person, (2) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (3) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (1) through (3) are referred to as “Nominee Information”), and (4) a completed and signed questionnaire, representation and agreement as provided in Section 2.6(i).

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(vii)         For purposes of this Section 2.5, the term “Nominating Person” shall mean (a) the stockholder providing the notice of the nomination proposed to be made at the meeting, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (c) any other participant in such solicitation.

(viii)        A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.5 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.

(ix)           In addition to the requirements of this Section 2.5 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

Section 2.6            Additional Requirements for Valid Nomination of Candidates to Serve as Director and, if Elected, to be Seated as Directors.

(i)            To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in Section 2.5 and the candidate for nomination, whether nominated by the Board or by a stockholder of record, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board), to the Secretary at the principal executive offices of the Corporation, (a) a completed written questionnaire (in a form provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such proposed nominee, and such additional information with respect to such proposed nominee as would be required to be provided by the Corporation pursuant to Schedule 14A if such proposed nominee were a participant in the solicitation of proxies by the Corporation in connection with such annual or special meeting and (b) a written representation and agreement (in form provided by the Corporation) that such candidate for nomination (1) is not and, if elected as a director during his or her term of office, will not become a party to (A) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (2) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed therein or to the Corporation, (3) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect), (4) if elected as director of the Corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election and (5) consents to being named as a nominee in the Corporation’s proxy statement pursuant to Rule 14a-4(d) under the Exchange Act and any associated proxy card of the Corporation and agrees to serve if elected as a director.

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(ii)           The Board may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the Board in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon in order for the Board to determine the eligibility of such candidate for nomination to be an independent director of the Corporation in accordance with the Corporation’s Corporate Governance Guidelines.

(iii)          No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with Section 2.5 and this Section 2.6, as applicable. The Board or chairperson of the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 2.5 and this Section 2.6, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect. Notwithstanding the foregoing provisions of Section 2.5, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(iv)          Notwithstanding anything in these bylaws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless validly nominated and elected in accordance with Section 2.5 and this Section 2.6.

Section 2.7             Notice of Stockholders’ Meetings.

Unless otherwise provided by law, the Certificate of Incorporation or these bylaws, the notice of any meeting of stockholders shall be sent or otherwise given in accordance with Section 8.1 of these bylaws not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date and time of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the notice of meeting (or any supplement thereto). If such notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Corporation’s notice of meeting (or any supplement thereto). Any meeting of stockholders as to which notice has been given may be postponed, and any meeting of stockholders as to which notice has been given may be cancelled, by the Board upon public announcement given before the date previously scheduled for such meeting.

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Section 2.8      Quorum.

Unless otherwise provided by law, the Certificate of Incorporation or these bylaws, the holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, a quorum is not present or represented at any meeting of the stockholders, then either (i) the person presiding over the meeting or (ii) a majority in voting power of the stockholders entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, shall have power to recess the meeting or adjourn the meeting from time to time in the manner provided in Section 2.9 of these bylaws until a quorum is present or represented. At any recessed or adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

Section 2.9      Adjourned Meeting; Notice.

When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment, a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such meeting as of the record date so fixed for notice of such adjourned meeting.

Section 2.10      Conduct of Business.

The chairperson of each annual and special meeting shall be the Chairperson of the Board or, in the absence (or inability or refusal to act) of the Chairperson of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the President or if the President is not a director, such other person as shall be appointed by the Board. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairperson of the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these Bylaws or such rules and regulations as adopted by the Board, the chairperson of the meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess or adjourn the meeting, to prescribe such rules, regulations and procedures (which need not be in writing) and to do all such acts as, in the judgment of the chairperson of the meeting, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present (including, without limitation, rules and procedures for removal of disruptive persons from the meeting); (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary of each annual and special meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chairperson of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairperson of the meeting may appoint any person to act as secretary of the meeting.

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Section 2.11    Voting.

Except as may be otherwise provided in the Certificate of Incorporation, these bylaws or the DGCL, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

Except as otherwise provided by the Certificate of Incorporation and subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, at all duly called or convened meetings of stockholders at which a quorum is present, for the election of directors, a plurality of the votes cast shall be sufficient to elect a director. Except as otherwise provided by the Certificate of Incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, each other matter presented to the stockholders at a duly called or convened meeting at which a quorum is present shall be decided by the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter.

Section 2.12    Record Date for Stockholder Meetings and Other Purposes.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than 60 days nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

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In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, or for the purposes of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 2.13    Proxies.

Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. Proxies need not be filed with the Secretary until the meeting is called to order, but shall be filed with the Secretary before being voted. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, either of the following shall constitute a valid means by which a stockholder may grant such authority.

Section 2.14    List of Stockholders Entitled to Vote.

The Corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.14 or to vote in person or by proxy at any meeting of stockholders.

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Section 2.15    Inspectors of Election.

Before any meeting of stockholders, the Corporation may and shall if required by law, appoint an inspector or inspectors of election to act at the meeting or its adjournment and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If any person appointed as inspector or any alternate fails to appear or fails or refuses to act, then the person presiding over the meeting shall appoint a person to fill that vacancy.

Such inspectors shall:

(i)        determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting and the validity of any proxies and ballots;

(ii)        count all votes or ballots;

(iii)       count and tabulate all votes;

(iv)      determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s); and

(v)       certify its or their determination of the number of shares represented at the meeting and its or their count of all votes and ballots.

Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspection with strict impartiality and according to the best of such inspector’s ability. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein. The inspectors of election may appoint such persons to assist them in performing their duties as they determine. No person who is a candidate for an office at an election may serve as an inspector at such election. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors.

Section 2.16    Delivery to the Corporation.

Whenever this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered.

Article III - Directors

Section 3.1      Powers.

Except as otherwise provided by the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

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Section 3.2      Number of Directors.

Subject to the Certificate of Incorporation or any certificate of designation with respect to any series of Preferred Stock, the total number of directors constituting the Board shall be determined from time to time by resolution of the Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

Section 3.3      Election, Qualification and Term of Office of Directors.

Except as provided in Section 3.4 of these bylaws, and subject to the Certificate of Incorporation, each director, including a director elected to fill a vacancy or newly created directorship, shall hold office until the expiration of the term of the class, if any, for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, disqualification or removal in accordance with the Certificate of Incorporation. Directors need not be stockholders. The Certificate of Incorporation or these bylaws may prescribe qualifications for directors.

Section 3.4      Resignation and Vacancies.

Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. The resignation shall take effect at the time specified therein or upon the happening of an event specified therein, and if no time or event is specified, at the time of its receipt. When one or more directors so resigns and the resignation is effective at a future date or upon the happening of an event to occur on a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in Section 3.3.

Unless otherwise provided in the Certificate of Incorporation or these bylaws, vacancies resulting from the death, resignation, disqualification or removal of any director, and newly created directorships resulting from any increase in the authorized number of directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Section 3.5      Place of Meetings; Meetings by Telephone.

The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this bylaw shall constitute presence in person at the meeting.

Section 3.6      Regular Meetings.

Regular meetings of the Board may be held within or outside the State of Delaware and at such time and at such place as which has been designated by the Board and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other means of electronic transmission. No further notice shall be required for regular meetings of the Board.

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Section 3.7      Special Meetings; Notice.

Special meetings of the Board for any purpose or purposes may be held within or outside the State of Delaware and called at any time by the Chairperson of the Board, the Chief Executive Officer, the President, the Secretary or a majority of the total number of directors constituting the Board.

Notice of the time and place of special meetings shall be:

(i)        delivered personally by hand, by courier or by telephone;

(ii)       sent by United States first-class mail, postage prepaid;

(iii)      sent by facsimile or electronic mail; or

(iv)      sent by other means of electronic transmission,

directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, or other address for electronic transmission, as the case may be, as shown on the Corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or electronic mail, or (iii) sent by other means of electronic transmission, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting, provided that in the case of notices delivered pursuant to subsections (i) and (ii), a copy of such notice is also sent by electronic mail or other means of electronic transmission. If the notice is sent by U.S. mail, it shall be deposited in the U.S. mail at least four days before the time of the holding of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting.

Section 3.8      Quorum.

At all meetings of the Board, unless otherwise provided by the Certificate of Incorporation, a majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these bylaws. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 3.9      Board Action without a Meeting.

Unless otherwise restricted by law, the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, unanimously consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board, or the committee thereof, in the same paper or electronic form as the minutes are maintained. Such action by written consent or consent by electronic transmission shall have the same force and effect as a unanimous vote of the Board.

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Section 3.10    Fees and Compensation of Directors.

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, the Board shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

Article IV - Committees

Section 4.1      Committees of Directors.

The Board may designate one or more committees, each committee to consist, of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the Corporation.

Section 4.2      Meetings and Actions of Committees.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(i)        Section 3.5 (place of meetings; meetings by telephone);

(ii)       Section 3.6 (regular meetings);

(iii)      Section 3.7 (special meetings; notice);

(iv)      Section 3.9 (board action without a meeting); and

(v)       Section 7.13 (waiver of notice),

with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members. However:

(i)         the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

(ii)        special meetings of committees may also be called by resolution of the Board or the chairperson of the applicable committee; and

(iii)     the Board may adopt rules for the governance of any committee to override the provisions that would otherwise apply to the committee pursuant to this Section 4.2, provided that such rules do not violate the provisions of the Certificate of Incorporation or applicable law.

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Section 4.3      Subcommittees.

Unless otherwise provided in the Certificate of Incorporation, these bylaws, the resolutions of the Board designating the committee or the charter of such committee adopted by the Board, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

Article V - Officers

Section 5.1      Officers.

The officers of the Corporation shall include a Chief Executive Officer, a President, a Chief Financial Officer and a Secretary. The Corporation may also have, at the discretion of the Board, a Chairperson of the Board, a Treasurer, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person. No officer need be a stockholder or director of the Corporation.

Section 5.2      Appointment of Officers.

The Board shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws.

Section 5.3      Subordinate Officers.

The Board may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

Section 5.4      Removal and Resignation of Officers.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

Section 5.5      Vacancies in Offices.

Any vacancy occurring in any office of the Corporation shall be filled as provided in Section 5.2 or Section 5.3, as applicable.

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Section 5.6      Representation of Shares of Other Corporations.

The Chairperson of the Board, the Chief Executive Officer or the President of this Corporation, or any other person authorized by the Board, the Chief Executive Officer or the President, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares or voting securities of any other corporation or other person standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

Section 5.7      Authority and Duties of Officers.

All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be provided herein or designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

Section 5.8      Compensation.

The compensation of the officers of the Corporation for their services as such shall be fixed from time to time by or at the direction of the Board. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he or she is also a director of the Corporation.

Article VI - Records

A stock ledger consisting of one or more records in which the names of all of the Corporation’s stockholders of record, the address and number of shares registered in the name of each such stockholder, and all issuances and transfers of stock of the corporation are recorded in accordance with Section 224 of the DGCL shall be administered by or on behalf of the Corporation. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases), provided that the records so kept can be converted into clearly legible paper form within a reasonable time and, with respect to the stock ledger, that the records so kept (i) can be used to prepare the list of stockholders specified in Sections 219 and 220 of the DGCL, (ii) record the information specified in Sections 156, 159, 217(a) and 218 of the DGCL, and (iii) record transfers of stock as governed by Article 8 of the Uniform Commercial Code as adopted in the State of Delaware.

Article VII - General Matters

Section 7.1      Execution of Corporate Contracts and Instruments.

The Board, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances.

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Section 7.2      Stock Certificates.

The shares of the Corporation shall be represented by certificates, provided that the Board by resolution may provide that some or all of the shares of any class or series of stock of the Corporation shall be uncertificated. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of the Corporation by, any two officers authorized to sign stock certificates representing the number of shares registered in certificate form. The Chairperson or Vice Chairperson of the Board, Chief Executive Officer, the President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation shall (in each case) be specifically authorized to sign stock certificates. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

Section 7.3      Special Designation of Certificates.

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights shall be set forth in full or summarized on the face or on the back of the certificate that the Corporation shall issue to represent such class or series of stock (or, in the case of uncertificated shares, set forth in a notice provided pursuant to Section 151 of the DGCL); provided, however, that except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face of back of the certificate that the Corporation shall issue to represent such class or series of stock (or, in the case of any uncertificated shares, included in the aforementioned notice) a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 7.4      Lost Certificates.

Except as provided in this Section 7.4, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may, in addition to any other requirements as may be imposed by the Corporation, require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 7.5      Shares Without Certificates.

The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

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Section 7.6      Construction; Definitions.

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural and the plural number includes the singular.

Section 7.7      Dividends.

The Board, subject to any restrictions contained in either (i) the DGCL or (ii) the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.

The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

Section 7.8      Fiscal Year.

The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.

Section 7.9      Seal.

The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 7.10    Transfer of Stock.

Shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates representing such shares endorsed by the appropriate person or persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the persons from and to whom it was transferred.

Section 7.11    Stock Transfer Agreements.

The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL or other applicable law.

Section 7.12    Registered Stockholders.

The Corporation:

(i)        shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner; and

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(ii)       shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 7.13      Waiver of Notice.

Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these bylaws.

Article VIII - Notice

Section 8.1      Delivery of Notice; Notice by Electronic Transmission.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provisions of the DGCL, the Certificate of Incorporation, or these bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation and shall be given (i) if mailed, when the notice is deposited in the U.S. mail, postage prepaid, (ii) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address or (iii) if given by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the Corporation. Notwithstanding the provisions of this paragraph, the Corporation may give a notice by electronic mail in accordance with the first paragraph of this section without obtaining the consent required by this paragraph.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i)         if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

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(ii)        if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (a) such posting and (b) the giving of such separate notice; and

(iii)       if by any other form of electronic transmission, when directed to the stockholder.

Notwithstanding the foregoing, a notice may not be given by an electronic transmission from and after the time that (1) the Corporation is unable to deliver by such electronic transmission two consecutive notices given by the Corporation and (2) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice, provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action.

An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Article IX - Indemnification

Section 9.1      Power to Indemnify in Actions.

The Corporation shall, to the fullest extent permitted by the DGCL, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful, in each case as set forth in the Certificate of Incorporation. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 9.2      Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.

The Corporation shall, to the fullest extent permitted by the DGCL, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against reasonable and documented out-of-pocket expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

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Section 9.3      Authorization of Indemnification.

Any indemnification under this Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 9.1 or Section 9.2, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 9.4      Expenses Payable in Advance.

Expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article IX. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 9.5      Nonexclusivity of Indemnification and Advancement of Expenses.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 9.1 or 9.2 shall be made to the fullest extent permitted by law. The provisions of this Article IX shall not be deemed to preclude the indemnification of any person who is not specified in Section 9.1 or Section 9.2 but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise and the rights of directors, officers and other persons to indemnification and advancement of expenses shall be as provided in the Certificate of Incorporation, any Bylaw or any separate indemnification agreement between the Corporation and any such director, officer or other person.

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Section 9.6      Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article IX.

Section 9.7      Certain Definitions.

For purposes of this Article IX, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Article IX shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article IX, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article IX.

Section 9.8      Survival of Indemnification and Advancement of Expenses.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 9.9      Limitation on Indemnification.

Notwithstanding anything contained in this Article IX to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 9.5), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of the Corporation.

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Section 9.10    Indemnification of Employees and Agents.

The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article IX to directors and officers of the Corporation.

Section 9.11    Amendments. Any repeal or amendment of this Article IX by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these bylaws inconsistent with this Article IX, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision; provided, however, that amendments or repeals of this Article VIII shall require the affirmative vote of the stockholders holding at least 66.7% of the voting power of all outstanding shares of capital stock of the Corporation.

Section 9.15    Contract Rights. The rights provided to Covered Persons pursuant to this Article IX shall be contract rights and such rights shall continue as to a Covered Person who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Covered Person’s heirs, executors and administrators.

Section 9.16    Severability. If any provision or provisions of this Article IX shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article IX shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article IX (including, without limitation, each such portion of this Article IX containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Article X - Amendments

The Board is expressly empowered to adopt, amend or repeal the bylaws of the Corporation. The stockholders also shall have power to adopt, amend or repeal the bylaws of the Corporation; provided, however, that prior to the [seventh (7th)] anniversary of the Effective Time (as defined in the Certificate of Incorporation), such action by stockholders shall require, in addition to any other vote required by the Certificate of Incorporation or applicable law, the affirmative vote of the holders of at least two-thirds of the voting power of all the then-outstanding shares of voting stock of the Corporation with the power to vote generally in an election of directors, voting together as a single class.

Article XI - Definitions

As used in these bylaws, unless the context otherwise requires, the following terms shall have the following meanings:

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

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An “electronic mail” means an electronic transmission directed to a unique electronic mail address (which electronic mail shall be deemed to include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files and information).

An “electronic mail address” means a destination, commonly expressed as a string of characters, consisting of a unique user name or mailbox (commonly referred to as the “local part” of the address) and a reference to an internet domain (commonly referred to as the “domain part” of the address), whether or not displayed, to which electronic mail can be sent or delivered.

The term “person” means any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

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EXHIBIT C

Form of Subscription Agreement

(See Exhibit 10.2 filed with this Form 8-K)

EXHIBIT D

Form of Second Surviving Company Amended and Restated Limited Liability Company Agreement

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

MONDEE HOLDINGS II, LLC

(a Delaware limited liability company)

This Amended and Restated Limited Liability Company Agreement (this “Agreement”) of Mondee Holdings II, LLC, a Delaware limited liability company (the “Company”), is entered into by the undersigned Member (the “Member”), effective as of [●].

WHEREAS, prior to the date hereof, the Company was formed as a limited liability company under the Delaware Limited Liability Company Act, Del. Code, tit. 6, §§ 18-101 et seq., as amended from time to time (the “Act”), for the purposes set forth herein, by the filing of a Certificate of Formation with the Secretary of State of the State of Delaware on December 9, 2021;

WHEREAS, ITHAX Acquisition Corp., the initial member of the Company, entered into a Limited Liability Company Agreement with the Company, dated as of December 9, 2021 (the “Original Agreement”); and

WHEREAS, the Member now desires to amend and restate the Original Agreement in its entirety to be as set forth herein.

NOW, THEREFORE, the Member, intending to be legally bound by this Agreement, hereby agrees amend and restate the Original Agreement in its entirety as follows:

1.            Name. The name of the limited liability company is Mondee Holdings II, LLC.

2.            Amendment and Restatement; Organization. This Agreement amends and restates the Original Agreement in its entirety. The Company is a single-member limited liability company previously formed and continued pursuant to the provisions of the Act. The Company was validly organized at the time of the filing of the initial certificate of formation in the Office of the Secretary of State of the State of Delaware.

3.            Purpose. The purpose of the Company shall be to engage in any lawful business that may be engaged in by a limited liability company organized under the Act, as such business activities may be determined by the Member from time to time. The Company shall have the authority to do all things necessary or convenient to accomplish its purpose and operate its business as described in this Section 3. The Company shall have all powers of a limited liability company under the Act and the power to do all things necessary or convenient to accomplish its purpose and operate its business as described in this Section 3.

4.            Registered Office; Registered Agent. The name and address of the registered office of the Company in the State of Delaware required to be maintained by Section 18-104 of the Act is Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, Delaware, 19808.

5.            Member. The name of the Member is Mondee Holdings, Inc.

6.            Capital Contributions. The Member’s initial capital contribution to the Company shall be set forth in the books and records of the Company. The Member shall have no obligation to make any additional capital contributions to the Company. The Member may make such additional capital contributions to the Company as the Member determines are necessary, appropriate or desirable.

7.          Management of the Company. The Company shall be managed by the Member and the Member shall be deemed the “Manager” of the Company for the purposes of the Act. The Manager shall have the full and exclusive right, power and authority to manage the affairs of the Company, to make all decisions with respect thereto and to do or cause to be done any and all acts or things deemed by the Member to be necessary, appropriate or desirable to carry out or further the business of the Company.

Without limiting the generality of the foregoing, at any time and from time to time, the Manager may appoint directors, officers, agents or other delegates of the Company, with such powers, authority, and responsibilities as the Member delegates to them, provided that at no time shall the power, authority or responsibility delegated be greater than that held by the Manager. Any director, officer, agent or other delegate of the Company may be removed at any time, with or without cause, by action of the Manager, and his or her replacement, if any, may be approved by the Manager at the time of such removal. Any compensation paid to, or remuneration received by, any Person to whom the Member delegates any powers, authority or responsibilities under this paragraph shall be subject to the discretion and approval of the Manager. The persons specified on Schedule A hereto are elected to hold the offices set forth directly across from their perspective names on such Schedule A, each to hold office until his or her successor shall have been duly chosen.

By written approval of the Member, the Member is authorized to admit any Person as an additional Member of the Company (“Additional Members”), and each such Person shall be admitted as an Additional Member at the time such Person (a) executes this Agreement or a counterpart of this Agreement and (b) is named as a Member and assigned a percentage interest in the books and records of the Company. All Members shall then amend this Agreement to the extent necessary to reflect their multiple interests in the Company.

8.            Company Units. The limited liability company interests of the Company shall be expressed as common limited liability company interest units (each a “Company Unit” and collectively, the “Company Units”). The Company is authorized to issue up to ten (10) Company Units. The Company Units shall not be issued in certificated form. The limited liability company interests of each Member shall be a fraction, expressed as a percentage (the “Member Interest Percentage”) and set forth on Schedule B), the numerator of which is the Company Units held by such Member as set forth on Schedule B and the denominator of which is all issued and outstanding Company Units.

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9.            Distributions and Allocations. All distributions of cash or other assets of the Company shall be made and paid to the Member at such time and in such amounts as the Member may determine. All items of income, gain, loss, deduction and credit shall be allocated to the Member.

10.          Liability of Members; Indemnification. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall solely be the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or the management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Member for any debts, liabilities or obligations of the Company.

The Company shall, to the fullest extent provided or allowed by applicable law, indemnify, hold harmless and pay all judgments and claims against the Member, each of the Member’s officers, directors, agents, affiliates, heirs, legal representatives, successors and assigns and the directors, officers, agents or other delegates of the Company (each, an “Indemnified Party”) from, against and in respect of any and all liability, loss, damage and expense incurred or sustained by the Indemnified Party in connection with the business of the Company or by reason of any act performed or omitted to be performed in connection with the activities of the Company or in dealing with third parties on behalf of the Company, except for losses arising from such Indemnified Person’s own fraud, willful misconduct, bad faith or gross negligence, including reasonable costs and attorneys’ fees before and at trial and at all appellate levels, whether or not suit is instituted (which attorneys’ fees may be paid as incurred), and any amounts expended in the settlement (with the consent of the Company) of any claims of liability, loss or damage. The provisions of this Section 10 shall be in addition to and not in limitation of any other rights of indemnification and reimbursement or limitations of liability to which an Indemnified Party may be entitled under the Act, common law or otherwise.

11.         Books and Records. The Member shall keep or cause to be kept true and correct books of account, in which shall be entered fully and accurately each and every transaction of the Company.

12.         Term. The term of the Company shall continue until the Company is dissolved. The Company shall be dissolved upon the first to occur of (a) the written consent of the Member or (b) the entry of a decree of judicial dissolution under the Act.

13.            Invalid Provisions. To the extent any provision of this Agreement is prohibited or ineffective under the Act, this Agreement shall be deemed to be amended to the least extent necessary in order to make this Agreement effective under the Act. In the event the Act is subsequently amended or interpreted in such a way to validate any provision of this Agreement that was formerly invalid, such provision shall be considered to be valid from the effective date of such amendment or interpretation.

14.            Amendment. This Agreement may not be altered or modified, except by the written consent of the Member.

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15.            Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

16.            Headings. The article and section headings in this Agreement are inserted as a matter of convenience and are for reference only and shall not be construed to define, limit, extend or describe the scope of this Agreement or the intent of any provision.

17.            Effectiveness. Pursuant to Section 18-201(d) of the Act, this Agreement shall be dated as of the date hereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned Member, intending to be legally bound hereby, has duly executed this Agreement effective as of the date set forth above.

MEMBER:

MONDEE HOLDINGS, INC.

By:
Its:

[Signature Page to A&R LLC Agreement of Mondee Holdings II, LLC]

SCHEDULE A

OFFICERS OF THE COMPANY

President	[●]

Secretary and Treasurer	[●]

Vice President and Assistant Secretary	[●]

SCHEDULE B

Company Member	Company Units	Member Interest Percentage
Mondee Holdings, Inc.	1	100%

EXHIBIT E

Directors and Officers of Ithax

At Closing, the board of directors of Ithax shall consist of seven (7) members. Ithax shall select one (1) member to serve on the board of directors, the Company shall select four (4) members to serve on the board of directors and Ithax and the Company shall select, by mutual agreement, two (2) members to serve on the board of directors. Ithax will follow best practices with respect to corporate governance (including on director independence).

EXHIBIT F-1

IRS Notice

[DATE OF CLOSING]

Via Certified Mail

Ogden Service Center

P.O. Box 409101

Ogden, UT 84409

Re: Notice Pursuant to Treasury Regulations Section 1.897-2(h)(2)

Ladies and Gentlemen:

At the request of ITHAX Acquisition Corp., a Cayman exempted limited liability company (“Acquiror”), in connection with the acquisition of the outstanding capital stock of Mondee Holdings II, Inc., a Delaware corporation (“Corporation”), Corporation provided the attached statement to Acquiror on the date hereof. This notice is provided pursuant to the requirements of Treasury Regulations Section 1.897-2(h)(2). A copy of a certificate, dated as of the date of this notice, furnished to Acquiror by Corporation under Treasury Regulations Section 1.1445-2(c)(3) (the “FIRPTA Certificate”) is attached hereto.

The following information relates to the corporation providing the notice:

Name:	Mondee Holdings II, Inc.
Address:	[●] [●]
Taxpayer ID Number:	[●]

The following information relates to the corporation that requested the notice:

Name:	ITHAX Acquisition Corp.
Address:	555 Madison Avenue, Suite 11A New York, NY 10022
Taxpayer ID Number:	[●]

The interest in question (capital stock of Corporation) is not a “United States real property interest”, as that term is defined in Section 897(c)(1)(A) of the Internal Revenue Code of 1986, as amended (the “Code”) because Corporation is not, and has not been within the five-year period preceding the date hereof, a “United States real property holding corporation” as that term is defined in Section 897(c)(2) of the Code.

Under penalties of perjury, the undersigned, an officer of Corporation, declares that the above notice (including the FIRPTA Certificate attached hereto) is correct to his knowledge and belief and further declares that he has the authority to sign this document on behalf of Corporation.

Enclosed is a duplicate signed copy of this notice that we ask to be date stamped received by the U.S. Internal Revenue Service and returned to us in the self-addressed stamped envelope provided.

MONDEE HOLDINGS II, INC.

By:
_________________________________
Name: [●]
Title: [●]

EXHIBIT F-2

FIRPTA Notification Letter

CORPORATION NON-USRPHC CERTIFICATE

UNDER TREASURY REGULATIONS SECTION 1.1445-2(C)(3)

Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a United States real property interest must withhold tax if the transferor is not a United States person. In order to confirm that ITHAX Acquisition Corp., a Cayman exempted limited liability company (“Acquiror”), as transferee, is not required to withhold tax upon its acquisition of all the outstanding capital stock of Mondee Holdings II, Inc., a Delaware corporation (“Corporation”), the undersigned, an officer of Corporation, hereby certifies as follows:

1.	The stock of Corporation does not constitute a “United States real property interest”, as that term is defined in Section 897(c)(1)(A) of the Code;

2.	The determination in Paragraph 1, above, is based on a determination by Corporation that Corporation is not, and has not been a “United States real property holding corporation”, as that term is defined in Section 897(c)(2) of the Code, during the five-year period ending on the date hereof;

3.	Corporation’s U.S. federal employer identification number is [●]; and

4.	Corporation’ office address is: [●]

Corporation understands that this certification may be disclosed to the U.S. Internal Revenue Service by Acquiror and that any false statement contained herein could be punished by fine, imprisonment or both.

This certification constitutes authorization for Acquiror, as agent for Corporation, to deliver a copy of this certification letter, along with the appropriate notification, to the Internal Revenue Service on behalf of Corporation.

*      *      *

Signature Page Follows

Under penalties of perjury I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct, and complete, and I further declare that I have the authority to sign this document on behalf of Corporation.

Dated: [Transaction Closing Date]	MONDEE HOLDINGS II, INC.

By:
Name: [●]
Title: [●]

EXHIBIT G

Form of Registration Rights Agreement

(See Exhibit 10.1 filed with this Form 8-K)

SCHEDULE 4.12

Brokers

Deutsche Bank

Cantor Fitzgerald

AXIA Capital Markets

Union Square Advisors